Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                                   dated as of
                                December 3, 2007

                                      among

                          THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.,

                                       and

                        The Other Borrowers Party Hereto,
                                  as Borrowers

                                       and

                            The Lenders Party Hereto,

                                       and

                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Collateral Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                as Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I Definitions.........................................................6
   SECTION 1.01  Defined Terms................................................6
   SECTION 1.02  Classification of Loans and Borrowings......................53
   SECTION 1.03  Terms Generally.............................................53
   SECTION 1.04  Accounting Terms; GAAP......................................54
   SECTION 1.05  Borrowing Base Adjustments..................................54
   SECTION 1.06  Letter of Credit Amounts....................................55

ARTICLE II The Credits.......................................................56
   SECTION 2.01  Loans; Mandatory Advances of Tranche A-1 Loans .............56
   SECTION 2.02  Increase in Tranche A Commitments...........................57
   SECTION 2.03  Loans and Borrowings........................................59
   SECTION 2.04  Requests for Borrowings.....................................60
   SECTION 2.05  Swingline Loans.............................................62
   SECTION 2.06  Letters of Credit...........................................63
   SECTION 2.07  Funding of Borrowings.......................................68
   SECTION 2.08  Interest Elections..........................................69
   SECTION 2.09  Termination or Reduction of Commitments.....................70
   SECTION 2.10  Repayment of Loans; Evidence of Debt........................72
   SECTION 2.11  Prepayment of Loans.........................................73
   SECTION 2.12  Fees........................................................76
   SECTION 2.13  Interest....................................................77
   SECTION 2.14  Alternate Rate of Interest..................................78
   SECTION 2.15  Increased Costs.............................................78
   SECTION 2.16  Break Funding Payments......................................79
   SECTION 2.17  Taxes.......................................................80
   SECTION 2.18  Payments Generally; Pro Rata Treatment; Sharing of Setoffs..82
   SECTION 2.19  Mitigation Obligations; Replacement of Lenders..............84
   SECTION 2.20  Designation of Company as each Borrowers' Agent.............85

ARTICLE III Representations and Warranties...................................85
   SECTION 3.01  Organization; Powers........................................85
   SECTION 3.02  Authorization; Enforceability...............................86
   SECTION 3.03  Governmental Approvals; No Conflicts........................86
   SECTION 3.04  Financial Condition; No Material Adverse Change.............86
   SECTION 3.05  Properties..................................................87
   SECTION 3.06  Litigation and Environmental Matters........................87
   SECTION 3.07  Compliance with Laws and Agreements.........................88
   SECTION 3.08  Investment Company Status...................................88
   SECTION 3.09  Taxes.......................................................88
   SECTION 3.10  Employee Benefit Plans......................................88
   SECTION 3.11  Disclosure..................................................88
   SECTION 3.12  Subsidiaries................................................89

   SECTION 3.13  Insurance....................................................89
   SECTION 3.14  Labor Matters................................................89
   SECTION 3.15  Security Documents...........................................89
   SECTION 3.16  Federal Reserve Regulations..................................90
   SECTION 3.17  Merger Agreement.............................................91

ARTICLE IV Conditions.........................................................91
   SECTION 4.01  Effective Date...............................................91
   SECTION 4.02  Each Credit Event............................................94

ARTICLE V Affirmative Covenants...............................................95
   SECTION 5.01  Financial Statements and Other Information...................95
   SECTION 5.02  Notices of Material Events...................................98
   SECTION 5.03  Information Regarding Collateral.............................99
   SECTION 5.04  Existence; Conduct of Business...............................99
   SECTION 5.05  Payment of Obligations.......................................99
   SECTION 5.06  Maintenance of Properties...................................100
   SECTION 5.07  Insurance...................................................100
   SECTION 5.08  Casualty and Condemnation...................................101
   SECTION 5.09  Books and Records; Inspection and Audit Rights..............101
   SECTION 5.10  Compliance with Laws........................................102
   SECTION 5.11  Use of Proceeds and Letters of Credit.......................102
   SECTION 5.12  Additional Subsidiaries.....................................102
   SECTION 5.13  Further Assurances..........................................103
   SECTION 5.14  Cash Management.............................................104
   SECTION 5.15  Priority of Claims Waivers..................................107
   SECTION 5.16  Benefit Plans Payments......................................107

ARTICLE VI Negative Covenants................................................107
   SECTION 6.01  Indebtedness; Certain Equity Securities.....................107
   SECTION 6.02  Liens.......................................................109
   SECTION 6.03  Fundamental Changes.........................................110
   SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions...111
   SECTION 6.05  Asset Sales.................................................112
   SECTION 6.06  Sale and Leaseback Transactions.............................113
   SECTION 6.07  Hedging Agreements..........................................113
   SECTION 6.08  Restricted Payments; Certain Payments of Indebtedness.......113
   SECTION 6.09  Transactions with Affiliates................................115
   SECTION 6.10  Restrictive Agreements......................................115
   SECTION 6.11  Amendment of Material Documents.............................115
   SECTION 6.12  Minimum Excess Availability.................................116
   SECTION 6.13  Limitation on Change in Fiscal Year.........................116

ARTICLE VII Events of Default................................................116
   SECTION 7.01  Events of Default...........................................116
   SECTION 7.02  Remedies Upon Event of Default..............................119

   SECTION 7.03  Application of Funds........................................119

ARTICLE VIII The Agents......................................................122
   SECTION 8.01  Appointment and Administration by Administrative Agent......122
   SECTION 8.02  Appointment of Collateral Agent.............................122
   SECTION 8.03  Agreement of Applicable Lenders.............................122
   SECTION 8.04  Liability of Agents.........................................123
   SECTION 8.05  Notice of Default...........................................124
   SECTION 8.06  Credit Decisions............................................124
   SECTION 8.07  Reimbursement and Indemnification...........................124
   SECTION 8.08  Rights of Agents............................................125
   SECTION 8.09  Notice of Transfer..........................................125
   SECTION 8.10  Successor Agents............................................125
   SECTION 8.11  Relation Among the Lenders..................................126
   SECTION 8.12  Reports and Financial Statements............................126
   SECTION 8.13  Agency for Perfection.......................................127
   SECTION 8.14  Delinquent Lender...........................................127
   SECTION 8.15  Collateral and Guaranty Matters   ..........................128

ARTICLE IX Miscellaneous.....................................................129
   SECTION 9.01  Notices.....................................................129
   SECTION 9.02  Waivers; Amendments.........................................130
   SECTION 9.03  Expenses; Indemnity; Damage Waiver..........................132
   SECTION 9.04  Successors and Assigns......................................134
   SECTION 9.05  Survival....................................................139
   SECTION 9.06  Counterparts; Integration; Effectiveness....................139
   SECTION 9.07  Severability................................................139
   SECTION 9.08  Right of Setoff.............................................139
   SECTION 9.09  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..140
   SECTION 9.10  WAIVER OF JURY TRIAL........................................141
   SECTION 9.11  Headings....................................................141
   SECTION 9.12  Confidentiality.............................................141
   SECTION 9.13  Interest Rate Limitation....................................141
   SECTION 9.14  Patriot Act.................................................142
   SECTION 9.15  Foreign Asset Control Regulations...........................142
   SECTION 9.16  Additional Waivers..........................................142
   SECTION 9.17  No Advisory or Fiduciary Responsibility.....................144
   SECTION 9.18  Press Releases..............................................145

SCHEDULES:

Schedule A            --  Priming Jurisdictions
Schedule B            --  Distribution Centers
Schedule C            --  Financial and Collateral Reports
Schedule 1.01(A)      --  Existing Letters of Credit
Schedule 1.01(B)      --  Title Policy Endorsements
Schedule 1.01(C)          Principal Properties
Schedule 1.01(D)          Immaterial Subsidiaries
Schedule 2.01         --  Lenders and Commitments
Schedule 3.01             Subsidiaries not in Good Standing
Schedule 3.06         --  Disclosed Matters
Schedule 3.12         --  Subsidiaries
Schedule 3.13         --  Insurance
Schedule 3.15(b)      --  UCC Filings
Schedule 3.15(c)      --  Intellectual Property Filings
Schedule 5.01             Internet Addresses
Schedule 5.14(a)      --  DDA Accounts
Schedule 5.14(b)      --  Credit Card Arrangements
Schedule 5.14(c)      --  Third Party Insurance Payors
Schedule 5.14(d)(iii) --  Blocked Accounts
Schedule 5.14(i)      --  Disbursement Accounts
Schedule 6.01         --  Existing Indebtedness
Schedule 6.02         --  Existing Liens
Schedule 6.04         --  Existing Investments
Schedule 6.10         --  Existing Restrictions

EXHIBITS:

Exhibit A             --  Form of Assignment and Acceptance
Exhibit B             --  Form of Borrowing Base Certificate
Exhibit C             --  Form of Guaranty
Exhibit D             --  Form of Indemnity, Subrogation and Contribution
                            Agreement
Exhibit E             --  Form of Perfection Certificate
Exhibit F             --  Form of Pledge Agreement
Exhibit G             --  Form of Security Agreement
Exhibit H             --  Form of Additional Commitment Lender Joinder Agreement
Exhibit I             --  Form of Opinion General Counsel of the Loan Parties
Exhibit J             --  Form of Opinion of Cahill Gordon & Reindel LLP
Exhibit K             --  Form of Credit Card Notification
Exhibit L             --  Form of Insurance Provider Notification
Exhibit M             --  Form of Blocked Account Agreement
Exhibit N             --  Form of Coinstar Notification
Exhibit O             --  Form of DDA Notification
Exhibit P-1           --  Form of Priority of Claims Waiver (Landlord)
Exhibit P-2               Form of Priority Claims Waiver (Bailee)
Exhibit Q-1               Form of Mortgage

Exhibit Q-2                Form of Mortgage (Principal Properties)
Exhibit R                  Form of New Borrower Joinder Agreement

                                CREDIT AGREEMENT

               CREDIT AGREEMENT (this "Agreement") dated as of December 3, 2007, among

               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation;

               the other BORROWERS party hereto,

               the LENDERS party hereto, and

               BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and Collateral Agent.

          The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ACT" has the meaning set forth in Section 9.14.

     "ADDITIONAL COMMITMENT LENDER" has the meaning set forth in Section So long as no Default or Event of Default exists or would arise therefrom, (i) the Company shall have the right, at any time from time to time after the Effective Date, to request an increase of the aggregate of the then outstanding Tranche A Commitments by an amount not to exceed in the aggregate $100,000,000. Any such requested increase shall be first made to all existing Tranche A Lenders on a pro rata basis based on their respective Tranche A Applicable Percentages. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Tranche A Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Tranche A Lenders). Each Tranche A Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Tranche A Commitment and, if so, whether by an amount equal to, greater than, or less than its Tranche A Applicable Percentage of such requested increase. Any Tranche A Lender not responding within such time period shall be deemed to have declined to increase its Tranche A Commitment. To the extent that the existing Tranche A Lenders decline to increase their Tranche A Commitments, or decline to increase their Tranche A Commitments to the amount requested by the Company, the Administrative Agent, in consultation with the Company, will use its reasonable efforts to arrange for other Persons to become a Tranche A Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Tranche A Commitments requested by the Company and not accepted by the existing Tranche A Lenders (each such increase by either means, a "COMMITMENT INCREASE," and each Person issuing, or Tranche A Lender increasing, its Commitment, an "Additional Commitment Lender"), PROVIDED, HOWEVER, that (i) no Tranche A Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Company, and (ii) any Additional Commitment Lender which is not an existing Tranche A Lender shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Company (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof.

     "ADJUSTED LIBO RATE" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, together with its successors and assigns.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFECTED LIBOR LOANS" has the meaning set forth in Section Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.11(k). Notwithstanding the foregoing provisions of this Section Prepayment of Loans, if at any time the Borrowers are required to make a prepayment under this Section Prepayment of Loans and the Borrowers would incur breakage costs under Section Break Funding Payments as a result of LIBOR Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "AFFECTED LIBOR LOANS"), and PROVIDED that no Default has occurred and is continuing at the time, then the Borrowers may in their sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected LIBOR Loans not immediately prepaid) to be held as security for such obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments in Cash and Cash Equivalents satisfactory to the Administrative Agent and the Company, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are LIBOR Loans (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loans equal to the Affected LIBOR Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders and may be applied to the prepayment of such Loans immediately if an Event of Default has occurred and is continuing.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "AGENT" means each of the Administrative Agent and the Collateral Agent.

     "AGENT'S ACCOUNT" has the meaning set forth in Section Each DDA Notification, Credit Card Notification, Insurance Provider Notification and Blocked Account Agreement and the Coinstar Notification shall require, after the occurrence and during the continuance of a Triggering Event, the Loan Parties shall promptly and in any event within two Business Days, cause the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the "Cash Receipts") to the concentration account maintained by the Administrative Agent at Bank of America (the "Agent's Account") from:.

     "AGREEMENT" has the meaning set forth in the preamble hereto.

     "AGGREGATE COMMITMENTS" means the sum of the Aggregate Tranche A Commitments of all the Tranche A Lenders, the Aggregate Tranche A-1 Commitments of all the Tranche A-1 Lenders and the Aggregate Term Outstandings of all the Term Lenders. As of the Effective Date, the Aggregate Commitments are $675,000,000.

     "AGGREGATE REVOLVING COMMITMENTS" means, collectively, the Aggregate Tranche A Commitments and the Aggregate Tranche A-1 Commitments.

     "AGGREGATE TERM OUTSTANDINGS" means, at any time, the aggregate outstanding principal balance of the Term Loans of all Term Lenders at such time. As of the Effective Date, the Aggregate Term Outstandings are $82,900,000.

     "AGGREGATE TRANCHE A COMMITMENTS" means, at any time, the sum of the Tranche A Commitments at such time. As of the Effective Date, the Aggregate Tranche A Commitments are $547,100,000.

     "AGGREGATE TRANCHE A-1 COMMITMENTS" means, at any time, the sum of the Tranche A-1 Commitments at such time. As of the Effective Date, the Aggregate Tranche A-1 Commitments are $45,000,000.

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "APPLICABLE LAW" means as to any Person, all statutes, rules, regulations, orders, or other requirements having the force of law and applicable to such Person, and all court orders and injunctions, and/or similar rulings and applicable to such Person, in each case of or by any

Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person.

     "APPLICABLE MARGIN" means, for any Interest Payment Date with respect to a particular Type of Loan, (a) from and after the Effective Date through March 31, 2008, the percentages set forth in Level III of the applicable pricing grid below; and (b) thereafter, the applicable rate per annum set forth in the applicable pricing grid below based upon the Average Daily Excess Availability during the immediately preceding fiscal quarter:

     (a) If Eligible Leaseholds are included in the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base:

==================================================================================================================
Level                               ABR                             ABR         APPLICABLE     TRANCHE     TRANCHE
                                APPLICABLE      APPLICABLE      APPLICABLE     LIBOR MARGIN    A  UNUSED     A-1
             AVERAGE DAILY        MARGIN       LIBOR MARGIN       MARGIN       (TRANCHE A-1)      FEE      UNUSED
                 EXCESS         (TRANCHE A      (TRANCHE A     (TRANCHE A-1)                                 FEE
              AVAILABILITY     AND TERM LOAN)  AND TERM LOAN)
------------------------------------------------------------------------------------------------------------------
1            Greater than or       0.25%           1.50%           1.25%           2.75%         0.25%       0.50%
                equal to
              $400,000,000

------------------------------------------------------------------------------------------------------------------
2            Greater than or                                       1.50%           3.00%         0.25%       0.50%
                equal to
            $200,000,000 but
                less than
              $400,000,000         0.25%           1.75%

------------------------------------------------------------------------------------------------------------------
3               Less than          0.50%           2.00%           1.75%           3.25%         0.25%       0.375%
              $200,000,000

==================================================================================================================

         (b) If Eligible Leaseholds are not included in the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base:

==================================================================================================================
Level        AVERAGE DAILY          ABR         APPLICABLE          ABR         APPLICABLE     TRANCHE     TRANCHE
                                APPLICABLE                      APPLICABLE     LIBOR MARGIN    A  UNUSED     A-1
                                  MARGIN       LIBOR MARGIN       MARGIN       (TRANCHE A-1)      FEE      UNUSED
                 EXCESS         (TRANCHE A      (TRANCHE A     (TRANCHE A-1)                                 FEE
              AVAILABILITY     AND TERM LOAN)  AND TERM LOAN)
------------------------------------------------------------------------------------------------------------------
1            Greater than or       0.00%           1.25%           1.25%           2.75%         0.25%       0.50%
                equal to

==================================================================================================================

==================================================================================================================
Level        AVERAGE DAILY          ABR         APPLICABLE          ABR         APPLICABLE     TRANCHE     TRANCHE
                                APPLICABLE                      APPLICABLE     LIBOR MARGIN    A  UNUSED     A-1
                                  MARGIN       LIBOR MARGIN       MARGIN       (TRANCHE A-1)      FEE      UNUSED
                 EXCESS         (TRANCHE A      (TRANCHE A     (TRANCHE A-1)                                 FEE
              AVAILABILITY     AND TERM LOAN)  AND TERM LOAN)
------------------------------------------------------------------------------------------------------------------
              $400,000,000

------------------------------------------------------------------------------------------------------------------
2            Greater than or                                       1.50%           3.00%         0.25%       0.50%
                equal to
            $200,000,000 but
                less than

              $400,000,000         0.00%           1.50%

------------------------------------------------------------------------------------------------------------------
3               Less than          0.25%           1.75%           1.75%           3.25%         0.25%       0.375%
              $200,000,000

==================================================================================================================


Except as provided in the following sentence, the Applicable Margin shall be adjusted quarterly as of the first day of each fiscal quarter of the Company commencing April 1, 2008, based upon the Average Daily Excess Availability for the immediately preceding fiscal quarter. Upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, interest shall be determined in the manner set forth in Section Notwithstanding the foregoing, upon the occurrence and during the continuance of a Specified Default, at the written election of the Required Lenders, principal or interest on any Loan shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2.0%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Interest. and (ii) in the case of any other amounts, two percent (2.0%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this .

     "APPLICABLE PERCENTAGE" means (a) with respect to each Credit Extension under the Tranche A Commitments, the Tranche A Applicable Percentage, (b) with respect to each Credit Extension under the Tranche A-1 Commitments, the Tranche A-1 Applicable Percentage, (c) with respect to the Term Loan, the Term Applicable Percentage and (d) with respect to each Lender, that percentage of the Aggregate Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in each case as the context provides. If any of the Tranche A Commitments or Tranche A-1 Commitments have terminated or expired, the Applicable Percentage with respect to such Commitments shall be determined based upon such Commitments as most recently in effect.

     "APPRAISED VALUE" means (a) with respect to the Borrowers' Eligible Inventory, the net appraised orderly liquidation value (which is expressed as a percentage of Cost) of the Borrowers' Eligible Inventory as set forth in the Borrowers' inventory stock ledger or (b) with respect to the Borrowers' Scripts, the orderly liquidation value of the Borrowers' Scripts as set forth in the most recent appraisal of the Borrowers' Scripts conducted by an independent appraiser reasonably satisfactory to the Administrative Agent or (c) with respect to the Borrowers' Eligible Real Estate, the fair market value of the Borrowers' Eligible Real Estate as set forth in the most recent appraisal of the Borrowers' Eligible Real Estate conducted by an independent appraiser reasonably satisfactory to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months or (d) with respect to the Borrowers' Eligible Leaseholds, the forced liquidation value of the Borrowers' Eligible Leaseholds as set forth in the most recent appraisal of the Borrowers' Eligible Leaseholds conducted by an independent appraiser reasonably satisfactory to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months.

     "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "ASSET SWAP" means any transaction or series of related transactions pursuant to which the Borrowers or one or more of the Subsidiaries shall exchange, with a Person not a Subsidiary, one or more stores or facilities owned by them for one or more stores or facilities owned by third parties where no more than 10% of the aggregate consideration delivered by the Borrowers and the Subsidiaries shall consist of consideration other than the stores and facilities being so exchanged.

     "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section Successors and Assigns), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "AVAILABILITY PERIOD" means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 7.02, and (c) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.09.

     "AVAILABILITY RESERVES" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable credit judgment as being appropriate (a) to reflect the impediments to the Agents' ability to realize upon the Collateral or (b) to reflect costs, expenses and other amounts that the Agents may incur or be required to pay to realize upon the Collateral. Availability Reserves may include (but are not limited to) reserves based on (i) the aggregate dollar amount represented by gift certificates then outstanding and entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day, (ii) the Reserve for Leasehold Obligations, (iii) the PACA/PASA Liability Reserve (to the extent Inventory subject to PACA or PASA is included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base), (iv) the maximum aggregate amount (giving effect to any netting agreements) that the Company and its Subsidiaries would be required to pay under any Hedging Agreements secured by the Security Documents the obligations under which constitute Obligations if such Hedging Agreements were terminated, determined as of the most recent date for which financial statements have been delivered pursuant to Section within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; or within 45 days after the end of each of the first two (or three, in the event of a fiscal quarter having four fiscal four week periods) fiscal four-week periods of each fiscal quarter of the Company (other than the first fiscal four-week period of each fiscal year), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; PROVIDED that, the information required by this Section shall not be required with respect to any month during which the average daily Exposure during such month is less than $50,000,000;, (v) outstanding Taxes and other governmental charges, including, ad valorem, real estate, personal property, sales, and other Taxes (in each case to the extent such Taxes or other governmental charges are due and payable (except if being contested in good faith in appropriate proceedings and for which adequate reserves have been taken) and entitle any Person to a Lien on any Collateral that has priority over, or is otherwise superior in right to, the Lien in such Collateral Agent for the benefit of the Secured Parties) (vi) Cash Management Reserves, (vii) Bank Products Reserves; (viii) Realty Reserves and (ix) a reserve in the sum of $200,000,000 (which reserve shall be eliminated immediately following the consummation of the Merger). Provided no Default or Event of Default has occurred and is continuing, the Administrative Agent shall give the Borrowers ten (10) days prior notice of the imposition of any Availability Reserve not described in clauses (i) through (viii) above.

     "AVERAGE DAILY EXCESS AVAILABILITY" means, for any period, the average daily Excess Availability for such period.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors.

     "BANK PRODUCTS" means any services of facilities provided to any Loan Party by any Lender or any of its Affiliates (but excluding Cash Management Services) on account of, without limitation, (a) credit cards, (b) Hedging Agreements, (c) purchase cards, and (d) leasing.

     "BANK PRODUCT RESERVES" means such reserves as the Administrative Agent from time to time determine in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

     "BLOCKED ACCOUNT AGREEMENT" means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Triggering Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

     "BLOCKED ACCOUNTS" has the meaning set forth in Section Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWERS" means the Company, Compass Foods, Inc., Shopwell, Inc., Waldbaum, Inc., Super Fresh Food Markets, Inc., Super Market Service Corp., Super Fresh/Sav-A-Center, Inc., Hopelawn Property I, Inc., Lo-Lo Discount Stores, Inc., Food Basics, Inc., Tradewell Foods of Conn., Inc., Pathmark Stores, Inc., APW Supermarkets, Inc., McLean Avenue Plaza Corp., Superplus Food Warehouse, Inc., Bridge Stuart, Inc., East Brunswick Stuart, LLC, Plainbridge, LLC, Upper Darby Stuart, LLC, Bergen Street Pathmark, Inc., Lancaster Pike Stuart, LLC, AAL Realty Corp., and MacDade Boulevard Stuart, LLC.

     "BORROWING" means (i) a group of Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect or (ii) a Swingline Loan.

     "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit B hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Company which shall include appropriate exhibits, schedules, supporting documentation, and additional reports (i) as outlined in
Schedule 1 to Exhibit B and (ii) as reasonably requested by the Administrative Agent.

     "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.04.

     "BRIDGE FINANCING FACILITY" means the bridge loan facility established by the Bridge Loan Agreement dated December 3, 2007 by and among the Company, the guarantors party thereto, Banc of America, N.A., as administrative agent and collateral agent, Lehman Commercial Paper

     Inc., as syndication agent, and the lenders identified therein in a principal amount not to exceed $370,000,000, and any exchange or rollover notes issued in conjunction therewith, as amended, modified, or supplemented from time to time, in accordance with the provisions hereof and of the Intercreditor Agreement.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; PROVIDED that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH AND CASH EQUIVALENTS" means:

               1)   Dollars;

               2) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (PROVIDED that the full faith and credit of the United States of America is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

               3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or province or any instrumentality thereof maturing within one year from the date of acquisition and having a rating of either "A" or better from S&P, A2 or better from Moody's;

               4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, banker's acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any United States commercial bank having capital and surplus in excess of $300,000,000;

               5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3), and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

               6) commercial paper rated at least "P-2" by Moody's, at least "A-2" by S&P and in each case maturing within one year after the date of acquisition; and

               7) money market funds that are SEC.270.2a-7 compliant or enhanced cash funds having a weighted average maturity of not greater than 120 days.

     "CASH RECEIPTS" has the meaning set forth in Section Each DDA Notification, Credit Card Notification, Insurance Provider Notification and Blocked Account Agreement and the Coinstar Notification shall require, after the occurrence and during the continuance of a Triggering Event, the Loan Parties shall promptly and in any event within two Business Days, cause the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the "Cash Receipts") to the concentration account maintained by the Administrative Agent at Bank of America (the "Agent's Account") from:.

     "CASH MANAGEMENT RESERVES" means such reserves as the Administrative Agent, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

     "CASH MANAGEMENT SERVICES" means any one or more of the following types or services or facilities provided to any Loan Party by any Lender or any of its Affiliates (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, and (d) credit or debit cards.

     "CHANGE IN CONTROL" means, at any time, (a) the board of directors of the Company shall cease to consist of a majority of the Continuing Directors, or (b) any person or group (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) other than a Permitted Holder shall acquire a majority of the voting power represented by the Company's outstanding capital stock entitled to vote in the election of directors of the Company.

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered., by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CHARGES" has the meaning set forth in Interest Rate Limitation.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COINSTAR ADVANCE RATE" means 85%.

     "COINSTAR INSTALLATION AGREEMENTS" means that certain Coinstar Installation Agreement, dated April 29, 2002 (as the same may be amended, supplemented and otherwise modified from time to time with the prior written consent of the Administrative Agent), between the Company and Coinstar, Inc., together with each other installation agreement between the Company (or any of its Subsidiaries) and Coinstar, Inc. in form and substance satisfactory to the Administrative Agent.

     "COINSTAR NOTIFICATION" has the meaning set forth in Section Within ninety
(90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:.

     "COINSTAR RECEIVABLE" means each "Account" (as defined in the UCC ) together with all income, payments and proceeds thereof due and owing to the Company (or any of its Subsidiaries) by Coinstar, Inc., pursuant to any contract between the Company (or any of its Subsidiaries) and Coinstar, Inc., including but not limited to the Coinstar Installation Agreements.

     "COLLATERAL" means any and all "Collateral" or "Mortgaged Property", as defined in any applicable Security Document.

     "COLLATERAL AGENT" means Bank of America, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents.

     "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument (including, without limitation, banker's acceptances) issued for the purpose of providing credit support in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

     "COMMITMENT" means, with respect to each Lender, its Tranche A Commitment, its Tranche A-1 Commitment and its Term Commitment.

     "COMMITMENT INCREASE" has the meaning set forth in Section So long as no Default or Event of Default exists or would arise therefrom, (i) the Company shall have the right, at any time from time to time after the Effective Date, to request an increase of the aggregate of the then outstanding Tranche A Commitments by an amount not to exceed in the aggregate $100,000,000. Any such requested increase shall be first made to all existing Tranche A Lenders on a pro rata basis based on their respective Tranche A Applicable Percentages. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Tranche A Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Tranche A Lenders). Each Tranche A Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Tranche A Commitment and, if so, whether by an amount equal to, greater than, or less than its Tranche A Applicable Percentage of such requested increase. Any Tranche A Lender not responding within such time period shall be deemed to have declined to increase its Tranche A Commitment. To the extent that the existing Tranche A Lenders decline to increase their Tranche A Commitments, or decline to increase their Tranche A Commitments to the amount requested by the Company, the Administrative Agent, in consultation with the Company, will use its reasonable efforts to arrange for other Persons to become a Tranche A Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Tranche A Commitments requested by the Company and not accepted by the existing Tranche A Lenders (each such increase by either means, a "COMMITMENT INCREASE," and each Person issuing, or Tranche A Lender increasing, its Commitment, an "ADDITIONAL COMMITMENT LENDER"), PROVIDED, HOWEVER, that (i) no Tranche A Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Company, and (ii) any Additional Commitment Lender which is not an existing Tranche A Lender shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Company (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof.

     "COMMITMENT INCREASE DATE" has the meaning set forth in Section The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a "COMMITMENT INCREASE DATE"), and at such time (i) the Tranche A Commitments, under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Tranche A Commitments of the Tranche A Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Tranche A Commitments.

     "COMPANY" means The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation.

     "CONTINUING DIRECTORS" means directors of the Company who are in office on the Effective Date and each other director, whose nomination for election to the board of directors of the Company is recommended by a majority of the then Continuing Directors or a Permitted Holder.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "CONVERTIBLE NOTES" means collectively, the Company's Convertible Senior Notes which may be issued subsequent to the Effective Date to refinance the Bridge Financing Facility and/or the Senior Notes. The Convertible Notes shall be deemed Indebtedness under this Agreement (and not Equity Interests) unless and until such securities are converted into or exchanged for shares of capital stock of the Company.

     "COST" means the cost of purchases as reported on the Borrowers' stock ledger, based upon the Borrowers' accounting practices, which practices are in effect on the Effective Date or thereafter consented to by the Administrative Agent. "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as deferred freight) used in the Borrowers' calculation of cost of goods sold.

     "CREDIT CARD NOTIFICATION" has the meaning set forth in Section Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:.

     "CREDIT CARD RECEIVABLES" means each "Account" (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, Mastercard and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

     "CREDIT EXTENSION" mean (a) a Borrowing or (b) an L/C Credit Extension.

     "CREDIT PARTY" or "CREDIT PARTIES" means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) the Issuing Bank, (iv) the Lead Arranger, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

     "CURRENCY AND COMMODITY HEDGING AGREEMENT" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

     "DDAs" means any checking, savings or other demand deposit account maintained by a Loan Party.

     "DDA NOTIFICATION" has the meaning set forth in Section Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DELINQUENT LENDER" has the meaning set forth in If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swingline Loans or L/C Exposure (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders' respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in SECTION 2.13(c) hereof from the date when originally due until the date upon which any such amounts are actually paid.

     "DISBURSEMENT ACCOUNTS" has the meaning set forth in Section The Borrowers may also maintain one or more disbursement accounts (the "Disbursement Accounts") to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. The only Disbursement Accounts as of the Effective Date are those described in
SCHEDULE 5.14(i).

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.06.

     "DISTRIBUTION CENTER SHRINK PERCENTAGE" shall be applicable to Inventory located at the Distribution Centers and shall mean, at the end of each fiscal quarter, average shrink expressed in terms of cost value resulting from the physical inventories performed at each Distribution Center during the two (2) fiscal quarters ending on such date, expressed as a percentage of the cost value of Inventory.

     "DISTRIBUTION CENTER SHRINK RESERVE" shall be equal to the product of (a) the excess of the Distribution Center Shrink Percentage over 1%, multiplied by
(b) Inventory at the Distribution Centers as of the date of the most recent Borrowing Base Certificate.

     "DISTRIBUTION CENTERS" means (i) the warehouse facilities operated by the Loan Parties on the date hereof as set forth in SCHEDULE B and (ii) any warehouse facility located in the United States and operated by Loan Parties that is designated as a Distribution Center by (a) giving 30 days prior written notice to the Administrative Agent and (b) effecting the execution, filing and recordation of such financing statements, the delivery of such Priority of Claims Waivers as required hereby and taking any and all such further actions as may be reasonably requested by the Administrative Agent.

     "DOLLARS" and the symbol "$" mean the lawful currency of the United States.

     "EFFECTIVE DATE" means the date on which the conditions specified in Section Effective Date are satisfied (or waived in accordance with Section Waivers; Amendments).

     "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate of a Lender; (b) an Approved Fund; and (c) any other Person having a combined capital and surplus in excess of $1,000,000,000 approved by (i) the Administrative Agent, the Issuing Bank and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval under clauses (i) and (ii) not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include a natural person or a Loan Party or any of the Loan Parties' Affiliates or Subsidiaries.

     "ELIGIBLE COINSTAR RECEIVABLES" means, at the time of any determination thereof, each Coinstar Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Coinstar Receivable (i) has been earned and represents the bona fide amounts due to the Company or another Loan Party from Coinstar, Inc. and in each case originated in the ordinary course of business of the Company or another Loan Party and (ii) is not ineligible for inclusion in the calculation of the Tranche A Borrowing Base or Tranche A-1 Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as Eligible Coinstar Receivable, an Account shall indicate no Person other than the Company or another Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or another Loan Party, as applicable, may be obligated to rebate to a customer) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or another Loan Party to reduce the amount of such Coinstar Receivable. Any Coinstar Receivables meeting the foregoing criteria shall be deemed Eligible Coinstar Receivables but only as long as such Coinstar Receivable is not included in any material respect within any of the following categories, in which case such Coinstar Receivable shall not constitute an Eligible Conistar Receivable:

     (a) such Coinstar Receivable is not owned by the Company or another Loan Party, (other than an Excluded Subsidiary) and the Company or another Loan Party (other than an Excluded Subsidiary) does not have good or marketable title to such receivable free and clear of any Lien of any Person other than the Collateral Agent and to secure the Junior Secured Facilities;

     (b) such Coinstar Receivable does not constitute an "Account" (as defined in the UCC) or such receivables have been outstanding for more than ten (10) Business Days;

     (c) either the Company (or the applicable Loan Party) or Coinstar, Inc. is the subject of any bankruptcy or insolvency proceedings;

     (d) such Coinstar Receivable is not a valid, legally enforceable obligation of Coinstar, Inc.;

     (e) such Coinstar Receivable is not subject to a properly perfected first priority security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien whatsoever (other than the Lien of the Collateral Agent and the Lien to secure the Junior Secured Facilities);

     (f) such Coinstar Receivable otherwise does not conform to all representations, warranties, covenants and agreements in the Loan Documents relating to receivables;

     (g) Coinstar, Inc. has not received the Coinstar Notification in accordance with the provisions of Section 5.14(d);

     (h) such Coinstar Receivable does not meet such other usual and customary eligibility criteria for receivables as the Administrative Agent may determine from time to time in its commercially reasonable discretion; or

     (i) such Coinstar Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent.

     "ELIGIBLE CREDIT CARD ACCOUNTS RECEIVABLE" means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned and represents the bona fide amounts due to the Company or another Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of the Company and the related Loan Party and (ii) is not ineligible for inclusion in the calculation of the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Accounts Receivable, an Account shall indicate no Person other than the Company or the related Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Credit Card Receivable. Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included in any material respect within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

     (a) such Credit Card Receivable is not owned by a Loan Party (other than an Excluded Subsidiary) and such Loan Party does not have good or marketable title to such Credit Card Receivable free and clear of any Lien of any Person other than the Collateral Agent and to secure the Junior Secured Facilities;

     (b) such Credit Card Receivable does not constitute an "Account" (as defined in the UCC) or such Credit Card Receivable has been outstanding for more than seven (7) business days;

     (c) the issuer or payment processor of the applicable credit card with respect to such Credit Card Receivable is the subject of any bankruptcy or insolvency proceedings;

     (d) such Credit Card Receivable is not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

     (e) such Credit Card Receivable is not subject to a properly perfected first priority security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien whatsoever other than (i) Permitted Encumbrances contemplated by the credit card processor agreements and for which appropriate reserves (as determined by the Administrative Agent) have not been established or maintained by the Borrowers, or (ii) Liens to secure the Junior Secured Facilities;

     (f) the Credit Card Receivable does not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

     (g) such Credit Card Receivable is owed by a Person that has not received a Credit Card Notification in accordance with the provisions of Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:;

     (h) such Credit Card Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, limited to the lesser of the balance of Credit Card Receivable or unpaid credit card processor fees;

     (i) such Credit Card Receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

     (j) such Credit Card Receivable does not meet such other usual and customary eligibility criteria for Credit Card Receivables as the Administrative Agent may determine from time to time in its commercially reasonable discretion.

     "ELIGIBLE INVENTORY" means, at the time of any determination thereof the Inventory of the Company or a Loan Party at the time of such determination that is not ineligible for inclusion in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base pursuant to any of the clauses (a) through (o) below. Without limiting the foregoing, to qualify as Eligible Inventory no Person other than the Company or a Loan Party (other than an Excluded Subsidiary) shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Company or a Loan Party (other than an Excluded Subsidiary), shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Any Inventory meeting the foregoing criteria shall be deemed Eligible Inventory but only as long as such Inventory is not included in any material respect within any of the following categories, in which case such Inventory shall not constitute an Eligible Inventory:

     (a) it is located at a reclamation center of any Distribution Center or is otherwise held at any Distribution Center for return to vendor;

     (b) it is supplies, packaging, selling or display materials;

     (c) it is produce, floral, seafood, meat, bakery, dairy, deli, or fuel (provided that fuel in an aggregate amount not to exceed $1,000,000 may be deemed eligible inventory for purposes of calculating the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base);

     (d) it is not owned solely by the Company or any other Loan Party or is owned by an Excluded Subsidiary;

     (e) it is on consignment to the Company or any other Loan Party;

     (f) it is not located at property that is owned or leased by the Company or any other Loan Party or is in transit from vendors to such a property; provided that (I) Inventory in third party storage facilities located in jurisdictions other than Priming Jurisdictions shall, if not otherwise excluded, be included as Eligible Inventory, minus any claims or Liens, other than Permitted Encumbrances, that vendors, landlords, public warehouse operators or any third party bailee may have against such property, from time to time, and (II) Inventory located in Priming Jurisdictions shall not be included in Eligible Inventory pursuant to this paragraph (f) unless either (A) the applicable vendor, landlord, public warehouse or any third party bailee has provided to the related Loan Party a Priority of Claims Waiver in form and substance reasonably satisfactory to the Administrative Agent, or (B)(i) the Borrowers have deposited with the Collateral Agent collateral consisting of Cash and Cash Equivalents an amount equal to the Reserve for Leasehold Obligations (as applicable) with respect to such property or (ii) the Administrative Agent has established an appropriate Reserve for Leasehold Obligations, or (C) Borrowers' obligations to such vendor, landlord, public warehouse or third party bailee are supported by a standby letter of credit issued by a Lender pursuant to this Agreement in an amount at least equal to the Reserve for Leasehold Obligations;

     (g) it is not located in the United States of America;

     (h) it is not subject to a perfected first priority Lien in favor of the Collateral Agent securing the Obligations, regardless of its location, other than Permitted Encumbrances;

     (i) it (i) is damaged, defective, "seconds," or otherwise unmerchantable,
(ii) is to be returned to the vendor, (iii) is not in good condition, (iv) does not meet all standards imposed by any Governmental Authority having regulatory authority over it, or (v) is not currently saleable in the normal course of business of the Company and the Subsidiaries;

     (j) it is inventory located at any Distribution Center on such date that represents over 13 weeks old inventory based on date of receipt determined at an individual product level (provided that such inventory shall be eligible for purposes of calculating the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base to the extent of fifty percent (50%) of the book value thereof);

     (k) it is Inventory that is accounted for in both the Company's Distribution Center and Store Inventory;

     (l) it includes any profits or transfer price additions charged or accrued in connection with transfers of Inventory between the Company and its Subsidiaries or Affiliates;

     (m) it is accounted for in the Store Shrink Reserve;

     (n) it is accounted for in the Distribution Center Shrink Reserve; or

     (o) it is accounted for in the Company's reserve which adjusts Inventory valued under the Company's historical retail method of accounting to actual cost value (product mix) or adjusts Inventory for unallocated earned allowances (net costing).

     "ELIGIBLE LEASEHOLDS" means any Real Estate meeting in all material respects the following criteria:

          (a) A Loan Party (other than an Excluded Subsidiary) is the lessee under a Lease for such Real Estate, the terms and conditions of which are reasonably satisfactory to the Administrative Agent;

          (b) Without limiting the provisions of clause (a), above, the Lease may be mortgaged and collaterally assigned to the Collateral Agent without the prior consent of the lessor (or if consent is required, such consent has been obtained on terms and conditions reasonably satisfactory to the Administrative Agent);

          (c) Unless waived by the Administrative Agent, the Lease contains customary estoppels, cure rights, and other provisions protecting a leasehold mortgagee's interests in the Lease as the Administrative Agent may determine in its commercially reasonable discretion or if not contained therein, such provisions have been included in a landlord agreement in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, all Leases upon which the Collateral Agent obtains a Mortgage on the Effective Date shall be deemed to have satisfied this requirement;

          (d) The Loan Parties shall not be in default of the terms of the Lease and no event shall have occurred, or solely with the passage of time, giving of notice or both, would permit the lessor to terminate the Lease;

          (e) The Collateral Agent shall have received evidence that all actions that the Collateral Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to those Liens permitted by Section 6.02 hereof which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the leasehold interest has been taken;

          (f) The Administrative Agent shall have received an appraisal (based upon Appraised Value) of such leasehold interest complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

          (g) The Real Estate Eligibility Requirements have been satisfied.

          "ELIGIBLE REAL ESTATE" means any Real Estate meeting in all material respects the following criteria:

          (a) A Loan Party (other than an Excluded Subsidiary) owns such Real Estate in fee simple absolute;

          (b) The Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to those Liens permitted by Section 6.02 hereof which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the property described in the Mortgages has been taken.

          (c) The Administrative Agent shall have received an appraisal (based upon Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

          (d) The Real Estate Eligibility Requirements have been satisfied.

          "ELIGIBLE THIRD PARTY INSURANCE PROVIDER ACCOUNTS RECEIVABLE" means, at the time of any determination thereof, each third party insurance provider "Account" (as defined in the UCC) together with all income, payments and proceeds thereof, that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned and submitted for reimbursement to, and represents the bona fide amounts due to the Company or other Loan Party (other than an Excluded Subsidiary) from, a third party insurance provider, in each case originated in the ordinary course of business of the Company or the related Loan Party and (ii) is not ineligible for inclusion in the calculation of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base pursuant to any of clauses (a) through
     (p) below. Without limiting the foregoing, to qualify as an Eligible Third Party Insurance Provider Accounts Receivable, a third party insurance provider account receivable shall indicate no Person other than the Company or the related Loan Party (other than an Excluded Subsidiary) as payee or remittance party. In determining the amount to be so included, the face amount of such an account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company or the related Loan Party, as applicable, may be obligated to rebate to a third party insurance provider pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company or the related Loan Party to reduce the amount of such Account. All third party insurance provider accounts receivable meeting the foregoing criteria shall be deemed Eligible Third Party Insurance Provider Accounts Receivable but only as long as such third party insurance provider account receivable is not included in any material respect within any of the following categories, in which case such third party insurance provider account receivable shall not constitute an Eligible Third Party Insurance Provider Accounts Receivable:

     (a) an invoice (in form and substance satisfactory to the Administrative Agent) with respect to such third party insurance provider accounts receivable has not been sent to the applicable account debtor;

     (b) such third party insurance provider accounts receivable does not constitute an "ACCOUNT" (as defined in the UCC);

     (c) such third party insurance provider accounts receivable are not due and payable in full, or are subject to any bill and hold arrangement, or more than 90 days have elapsed since the date of the sale of goods giving rise to such third party insurance provider accounts receivable;

     (d) the aggregate amount of accounts due from third party insurance providers exceeds Fifteen Million Dollars ($15,000,000) for which more than 60 days but not more than 90 days have elapsed since the date of the sale of goods or rendering of services giving rise to such third party insurance provider accounts receivable;

     (e) such third party insurance provider accounts receivable did not arise from the provision of goods authorized by a physician's prescription, and such goods have been performed or provided;

     (f) such third party insurance provider accounts receivable arose from the provision of durable medical equipment;

     (g) such third party insurance provider accounts receivable (i) are not owned by a Loan Party and such Loan Party does not have good or marketable title to such third party insurance provider accounts receivable or (ii) are owned by an Excluded Subsidiary;

     (h) such third party insurance provider accounts receivable are subject to any assignment, claim, lien, or security interest, except in favor of the Administrative Agent and the Lenders;

     (i) such third party insurance provider accounts receivable are not subject to a properly perfected first priority security interest in favor of the Collateral Agent, or is not in form and substance reasonably satisfactory to the Administrative Agent, or is subject to any Lien whatsoever other than Permitted Encumbrances and for which appropriate reserves (as determined by the Administrative Agent) have not been established or maintained by the Borrowers;

     (j) such third party insurance provider accounts receivable are not valid and legally enforceable obligations of the account debtor, are with recourse, or are subject to any claim for credit, defense, offset, chargeback, counterclaim or adjustment by the account debtor (other than any discount allowed for prompt payment and reconciliations in the ordinary course of business), and the assignment or pledging thereof violates any agreement to which the account debtor is subject;

     (k) such third party insurance provider accounts receivable did not arise in the ordinary course of business of the Company and its Subsidiaries, or a notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by the Company or the related Loan Party, or the payor thereunder shall have provided written notice to anyone of a challenge or dispute of its obligations thereunder;

     (l) such third party insurance provider accounts receivable do not conform to all representations, warranties or other provisions of the Loan Documents relating to such third party insurance provider accounts receivable;

     (m) such third party insurance provider accounts receivable are obligations payable under Medicare, Medicaid or any other governmental program or the related account debtor is any unit of government;

     (n) such third party insurance provider accounts receivable is owed by a Person that has not received an Insurance Provider Notification in accordance with the provisions of Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:;

     (o) such third party insurance provider accounts receivable do not meet other usual and customary eligibility criteria for third party insurance provider accounts receivable, including the payors thereunder, as determined by the Administrative Agent in its commercially reasonable discretion; or

     (p) such third party insurance provider accounts receivable is evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent.

     "ENVIRONMENTAL COMPLIANCE RESERVE" means, with respect to Eligible Real Estate and Eligible Leaseholds, any reserve which the Agents, from time to time in their discretion establish for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of any Hazardous Material, or to employee health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense or cost, contingent or otherwise (including any liability for costs of environmental remediation, or natural resource damages, administrative oversight costs, and indemnities), of the Company or any Subsidiary arising under any

Environmental Law resulting from or based upon (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY INTERESTS" means, as to any Person, all of the authorized shares of capital stock of (or other ownership or profit interests in) such Person, including all classes of common and preferred capital stock, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), rights to receive distributions of cash and other property, and to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether voting or nonvoting, whether or not such interests include rights entitling the holder thereof to exercise control over such Person, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EVENT OF DEFAULT" has the meaning set forth in Events of Default.

     "EXCESS AMOUNT" has the meaning set forth in Section 2.06(d).

     "EXCESS AVAILABILITY" means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

          (a) The lesser of:

               (i) the Tranche A-1 Borrowing Base (or if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base); or

               (ii) the Aggregate Revolving Commitments;

          MINUS

          (b) The aggregate of the outstanding Credit Extensions (other than the Aggregate Term Outstandings).

     In calculating Excess Availability at any time and for any purpose under this Agreement, the Company shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a reserve therefor).

     "EXCHANGE ACT FILINGS" means all filings made by the Company pursuant to the Securities and Exchange Act of 1934, and the rules promulgated thereunder, since and including the annual report of the Company on Form 10-K for the fiscal year ended immediately prior to the date as of which representation and warranty is made or deemed to be made hereunder.

     "EXCLUDED SUBSIDIARY" means each Subsidiary of the Company which (a) is affected by any event or circumstance referred to in any of Sections 7.01 (h),
(i) or (j) and (b) meets all the following conditions: (i) the Company's direct and indirect investments in and advances to the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; (ii) the Company's direct and indirect proportionate share of the total assets (after intercompany eliminations) of the Subsidiary is less than 1% of the total assets of the Company consolidated as of the end of the most recently completed fiscal year; and (iii) the Company's direct and indirect equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary is less than 1% of such income of the Company consolidated for the most recently completed fiscal year; PROVIDED that, (A) all Excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (i), (ii) and (iii) above are satisfied and (ii) a Subsidiary shall not be an Excluded Subsidiary if such Subsidiary holds rights under any long-term contracts for the purchase of inventory accounting for more than 5% of the total inventory purchased by the Company and its Subsidiaries during the most recently completed four fiscal quarters.

     "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender (including for this purpose the Issuing Bank) or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on (or measured by) its net income, profits or overall gross income or receipts, and franchise or similar taxes, imposed by the United States of America, by a jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or by any other jurisdiction with which the recipient has or had any other present or former connection (other than a connection arising solely from entering into, performing its obligations under, receiving a payment under or enforcing this Agreement or the other Loan Documents), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any jurisdiction described in clause (a) above, (c) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender (A) pursuant to a Tax law in effect on the date such Non-U.S. Lender becomes a party hereto or a Participant through the purchase of a participation hereunder, the date such Non-U.S. Lender designates a new Lending Office, or, with respect to any additional position in any Obligation acquired after such Non-U.S. Lender becomes a party hereto, the date such additional position was acquired by such Non-U.S. Lender, or (B) is attributable to such Non-U.S. Lender's failure or inability (other than as a result of a Change in Law occurring after the date such Non-U.S. Lender becomes a party to this Agreement, a Participant through the purchase of a participation hereunder, or with respect to any additional position in any Obligation acquired after such Non-U.S. Lender becomes a party hereto, the date such additional position was acquired by such Non-U.S. Lender) to comply with Section 2.17(e), except, in each case described in clause (A) or (B), to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office, assignment or acquisition of such additional position in any Obligation (as applicable), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17, and (d) any U.S. federal, state or local backup withholding tax.

     "EXECUTIVE ORDER" has the meaning set forth in Foreign Asset Control Regulations.

     "EXISTING FINANCING AGREEMENTS" means collectively, (i) the credit facilities evidenced pursuant to the Credit Agreement, dated as of November 15, 2005, by and among the Company, the borrowers party thereto, the lenders party thereto and Bank of America, as administrative agent and collateral agent thereunder and other "Loan Documents" as defined therein, each as amended, (ii) the credit facilities evidenced pursuant to the Letter of Credit Agreement, dated as of October 15, 2005, by and among the Company and Bank of America, as issuing bank thereunder and other "Credit Documents" as defined therein, each as amended, and (iii) the credit facilities evidenced pursuant to the Amended and Restated Credit Agreement, dated as of October 1, 2004, by and among Pathmark, the guarantors party thereto, the lenders party thereto and Fleet Retail Group, LLC, as administrative agent and collateral agent thereunder and other "Loan Documents" as defined therein, each as amended.

     "EXISTING LETTERS OF CREDIT" means each of the Letters of Credit issued by a Lender and outstanding on the Effective Date, as listed on SCHEDULE 1.01(A).

     "EXPOSURE" means, at any time, the aggregate principal amount, without duplication, of outstanding Loans, Swingline Exposure, and L/C Exposure at such time. The Exposure of any Lender at any time shall be the sum of, without duplication, its L/C Exposure, plus its Swingline Exposure, plus the aggregate principal amount of its outstanding Loans at such time.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" of any corporation means the chief financial officer, principal accounting officer, treasurer, controller or any vice president-finance, vice-president-financial services or vice-president -treasury services of such corporation.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

     "FOREIGN ASSETS CONTROL REGULATIONS" has the meaning set forth in Foreign Asset Control Regulations.

     "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "FUND" shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee by a person shall be deemed to be an amount equal to the stated amount or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "GUARANTY" means the Guaranty among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

     "HAZARDOUS MATERIALS" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HBA" means health and beauty aids.

     "HEDGING AGREEMENT" means any Currency and Commodity Hedging Agreement or Interest Rate Hedging Agreement.

     "IMMATERIAL SUBSIDIARIES" means the Subsidiaries of the Company listed on
Schedule 1.01(D), which the Company intends to dissolve, liquidate or merge into another Loan Party.

     "INCREMENTAL AVAILABILITY" means, at any time of calculation, the additional amount available to be borrowed by the Borrowers based upon the difference between the Tranche A-1 Borrowing Base and the Tranche A Borrowing Base as reflected on the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.01(f) hereof.

     "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "INDEMNIFIED TAXES" means Taxes, other than Excluded Taxes or Other Taxes, imposed on any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document.

     "INDEMNITEE" has the meaning set forth in The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its subsidiaries, or any Environmental Liability related to the operations of the Company or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee, or relate to Hazardous Materials that first arise at any property owned by a Borrower after such property is transferred to any Indemnitee or its successors and assigns by foreclosure, deed in lieu of foreclosure or similar transfer.

     "INDEMNITY, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit D.

     "INFORMATION" has the meaning set forth in Confidentiality.

     "INSURANCE PROVIDER NOTIFICATION" has the meaning set forth in Section Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of December 3, 2007 by and between the Collateral Agent and Bank of America, N.A., as collateral agent under the Junior Secured Facilities, as amended and in effect from time to time.

     "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section Interest Elections.

     "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (including any Swingline Loan) , the first Business Day of each calendar month and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "INTEREST PERIOD" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or to the extent available to all of the Lenders nine or twelve) months thereafter, as the Borrowers may elect, PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "INTEREST RATE HEDGING AGREEMENT" means any interest rate protection agreement or other interest rate hedging arrangement.

     "INVENTORY" means all products available for sale by the Company and the other Loan Parties in the following categories as defined and classified by the Company and the other Loan Parties on a basis consistent with the Company's current and historical accounting practices: HBA, perishable, grocery, pharmacy, meat, seafood, produce, floral, bakery, deli, dairy, liquor, general merchandise and fuel, each valued at cost on a basis consistent with the current and historical accounting practices (without giving effect to LIFO reserves).

     "INVENTORY ADVANCE RATE" means 90%.

     "INVENTORY RESERVES" means such reserves as may be established from time to time by the Administrative Agent in its reasonable credit judgment as being appropriate to reflect changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Inventory Reserves shall not be duplicative of any factors taken into consideration in determining the Appraised Value of Inventory.

     "ISSUING BANK" means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section Replacement OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) such successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" and the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.; provided, that (i) the Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; and (ii) with the consent of the Borrowers and the Administrative Agent, the Issuing Bank may arrange for one or more Letters of Credit to be issued by a Lender other than the Issuing Bank (or an Affiliate of such other Lender), in which case the term "Issuing Bank" shall include such Lender (or Affiliate of such Lender) with respect to Letters of Credit issued by such Lender (or Affiliate of such Lender). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

     "JUNIOR SECURED FACILITIES" means, collectively, the Bridge Financing Facility and the Senior Notes.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     "L/C DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements made pursuant to Letters of Credit that have not yet been reimbursed by or on behalf of a Borrower at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

     "LEAD ARRANGER" means Banc of America Securities LLC.

     "LEASE" means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

     "LEASEHOLD ADVANCE RATE" means 40%.

     "LEASEHOLD CAP" means, subject to the provisions of Section 5.13(b), (a) during the period commencing on the Effective Date and ending on and including February 28, 2009, $100,000,000, (b) commencing on March 1, 2009 and ending on May 31, 2009, $75,000,000, (c) commencing on June 1, 2009 and ending on August 31, 2009, $50,000,000, (d) commencing on

September 1, 2009 and ending on November 30, 2009, $25,000,000, and (e) at any time after December 1, 2009, $0.

     "LEASEHOLD DIFFERENTIAL" means the difference between $300,000,000 (or such lesser amount to which the Administrative Agent in its reasonable discretion may agree, but in no event less than an amount which would maintain a loan to value based on such Eligible Leaseholds of 25%) and the Appraised Value of the then Eligible Leaseholds.

     "LEASEHOLD OBLIGATIONS" means, with respect to each Loan Party, all payments made, if any, by such Loan Party with respect to rent (including fixed rent and variable rent), common area maintenance charges and other monetary obligations under any Lease (including any Distribution Center or Store) where any Inventory is stored or otherwise located.

     "LENDER" means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any Person that ceases to be a Party hereto pursuant to an Assignment and Acceptance.

     "LETTER OF CREDIT" means any letter of credit issued by the Issuing Bank for the account of a Borrower. Without limiting the foregoing, all Existing Letters of Credit shall be deemed to have been issued hereunder and shall for all purposes be deemed to be "Letters of Credit" hereunder.

     "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.12(c).

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to $400,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Tranche A Commitments. A permanent reduction of the Aggregate Revolving Commitments or the Tranche A Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Revolving Commitments or the Tranche A Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Company's option, less than) the Aggregate Revolving Commitments or the Tranche A Commitments, as applicable.

     "LIBOR" means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "LIBO RATE" means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of

America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN" means all ABR Loans, LIBOR Loans, Swingline Loans and all other advances to or for the account of the Borrowers pursuant to this Agreement.

     "LOAN DOCUMENTS" means this Agreement, the Guaranty, the Indemnity, Subrogation and Contribution Agreement, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Intercreditor Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time.

     "LOAN PARTIES" means each of the Company, the other Borrowers and each other Subsidiary identified as a "Loan Party" on SCHEDULE 3.12 and each Subsidiary made a party hereto pursuant to Section Additional Subsidiaries.

     "LOW USAGE PERIOD" has the meaning set forth in SECTION 2.11(c).

     "MARGIN STOCK" shall have the meaning assigned to such term in Regulation
U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

     "MATERIAL CONTRACT" means any agreement to which any Loan Party is a party, the termination of which would have a Material Adverse Effect, including, without limitation, as of the Effective Date, the Supply Agreement, dated as of June 27, 2005 by and between the Company and C&S Wholesale Grocers, Inc., as the same may be amended or replaced from time to time.

     "MATERIAL INDEBTEDNESS" MEANS INDEBTEDNESS (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000 (or its equivalent). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the

Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "MATURITY DATE" means December 3, 2012.

     "MAXIMUM RATE" has the meaning set forth in Section Interest Rate
Limitation.

     "MERGER" means the transactions contemplated by the Merger Agreement.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of March 4, 2007 by and among the Company, Sand Merger Corp. and Pathmark Stores, Inc., as in effect on the Effective Date.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "MORTGAGE(S)" means each and every fee and leasehold mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Collateral Agent. Each Mortgage shall be substantially in the form of EXHIBIT Q-1 or EXHIBIT Q-2, as applicable, with such modifications as may be appropriate to reflect Applicable Law of the jurisdiction in which the Real Estate is located.

     "MORTGAGE POLICIES" has the meaning specified in the definition of Real Estate Eligibility Requirements.

     "MULTIEMPLOYER PLAN" or "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET PROCEEDS" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Lien superior to that of the Collateral Agent on such asset, (iii) as long as no Triggering Event then exists, the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company), (iv) all amounts deposited in trust or escrow for the benefit of any third party or to which any third party may be entitled in connection with such event, provided that any such amounts returned to the Company or any Subsidiary shall constitute Net Proceeds when received and (v) the reasonable costs and expenses of any repairs, alterations, or improvements made by the Company or any Subsidiary to the assets subject to such event to the extent such repairs, alterations or improvements were required or permitted pursuant to the terms of any Lease or this Agreement.

     "NONCOMPLIANCE NOTICE" has the meaning set forth in Section The Company's request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under Article Conditions are satisfied. If the conditions for borrowing under Article Conditions cannot in fact be fulfilled, (x) the Company shall give immediate notice (a "Noncompliance Notice") thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Tranche A Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans until such conditions can be satisfied or are waived in accordance with Section Waivers; Amendments. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Noncompliance Notice is furnished to the Tranche A Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE. if the aggregate outstanding amount of the Exposure would exceed the limitations set forth in Section 2.01.

     "NON-U.S. LENDER" means a Lender or a Participant that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "OBLIGATIONS" has the meaning set forth in the Security Agreement.

     "OTHER LIABILITIES" means any obligations on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any Bank Product entered into with any Loan Party or any of its Subsidiaries, as each may be amended from time to time.

     "OTHER TAXES" means any and all present or future recording, stamp, documentary, excise, or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document; provided, however, that any such taxes imposed on any assignment of the Obligations, any Assignment and Acceptance Agreements or any sales of participations in the Obligations pursuant to Section 9.04(d), and any estate, gift or inheritance taxes shall not constitute "Other Taxes."

     "PACA" means the Perishable Agricultural Commodities Act of 1930, as amended.

     "PACA/PASA LIABILITY RESERVE" means an amount calculated on a monthly basis by the Collateral Agent to provide for vendor liabilities pursuant to PACA and PASA.

     "PATHMARK" means Pathmark Stores, Inc., a Delaware corporation.

     "PARTICIPANT" has the meaning set forth in Section 9.04(d).

     "PASA" means the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "PERFECTION CERTIFICATE" means a certificate substantially in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

     "PERMITTED DIVESTITURES" means:

     (a) the Federal Trade Commission divestitures as publicly disclosed by the Company on or before the Effective Date;

     (b) the sale of the Falcon 900 Aircraft;

     (c) the sale of the leasehold interests as announced on August 14, 2007 by Pathmark; and

     (d) the sale of SAV-A-CENTER supermarkets in the Greater New Orleans area.

     "PERMITTED ENCUMBRANCES" means:

     (a) liens imposed by law for Taxes, assessments and governmental charges or claims that are not yet delinquent or are being contested in compliance with Section Payment of Obligations;

     (b) carriers', landlord's, warehousemen's, mechanics', materialmen's and repairmen's liens, statutory liens of banks and rights of set-off and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section Payment of Obligations;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance arrangements;

     (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) judgment liens in respect of judgments that do not constitute an Event of Default under one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;;

     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

     (g) encumbrances on assets disposed or to be disposed in a Permitted Divestiture created by an agreement(s) providing for such Permitted Divestiture or encumbrances on assets disposed or to be disposed permitted by Section 6.05 created by an agreement(s) providing for such disposition;

     (h) any (i) interest or title of lessor or sublessor under any Lease, (ii) easement, restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessees under such Lease to any restriction or encumbrance referred to in the preceding clause (ii);

     (i) Liens arising from filing Uniform Commercial Code financing statements relating solely to Leases; and

     (j) encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "PERMITTED HOLDER" means (i) Tengelmann Warenhandelsgesellschaft or (ii) any Affiliate of Tengelmann Warenhandelsgesellschaft.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" means the Pledge Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit F.

     "PREPAYMENT EVENT" means:

     (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Asset Sales, and (ii) prior to the occurrence of a Triggering Event, other dispositions resulting in aggregate Net Proceeds not exceeding $20,000,000 during any fiscal year of the Company; or

     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but, prior to the occurrence of a Triggering Event (i) only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event and (ii) only to the extent the value of such loss is in excess of $1,000,000 (or its equivalent); or

     (c) the incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section Indebtedness; Certain Equity Securities.

     "PRESCRIPTION ADVANCE RATE" means 85%.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "PRIMING JURISDICTION" means any jurisdiction listed on SCHEDULE A hereto, which schedule may be revised by the Administrative Agent to reflect changes in Applicable Law. The Administrative Agent shall provide the Company with ten (10) days' prior written notice of any revisions to the jurisdictions listed on Schedule A hereto.

     "PRINCIPAL PROPERTIES" means, (a) initially, the Real Estate described on
SCHEDULE 1.01(C), provided that such Schedule may be updated by the Company to the extent necessary to eliminate Real Estate which, after the Effective Date, is determined by the Company and the Administrative Agent to no longer to be a "Principal Property" under any agreement evidencing Material Indebtedness, and
(b) any other Real Estate which is determined by the Company and the Administrative Agent after the Effective Date to have been a "Principal Property" as of the Effective Date under any agreement evidencing Material Indebtedness.

     "PRIORITY OF CLAIMS WAIVER" means an agreement executed by (a) a bailee or other Person in possession of Collateral, including, without limitation, any warehouseman substantially in the form of EXHIBIT P-2 hereto with such modifications thereto as may be approved by the Collateral Agent or such other agreement reasonably satisfactory in form and substance to the Collateral Agent, or (b) a landlord of Real Estate leased by any Loan Party (including, without limitation, any warehouse or distribution center), substantially in the form of EXHIBIT P-1 hereto with such modifications thereto as may be approved by the Collateral Agent or such other agreement reasonably satisfactory in form and substance to the Collateral Agent pursuant to which such Person (i) acknowledges the Collateral Agent's Lien on the Collateral, (ii) releases or subordinates such Person's Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person's possession or on the Real Estate for the purposes of assembling, repossessing, selling or otherwise disposing of such Collateral and
(iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

     "QUALIFIED PREFERRED STOCK" means, with respect to any Person, any preferred capital stock or preferred equity interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) mature or becomes mandatorily redeemable prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise;
(b) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock, prior to the Maturity Date; or (c) become redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

     "REAL ESTATE" means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

     "REAL ESTATE ADVANCE RATE" means 60%.

     "REAL ESTATE ELIGIBILITY REQUIREMENTS: means collectively, each of the following:

          (a) The applicable Loan Party has executed and delivered to the Collateral Agent a Mortgage with respect to any Real Estate intended, by the Company or other Loan Party, to be included in Eligible Real Estate or Eligible Leaseholds;

          (b) Such Real Estate is used by a Loan Party (other than an Excluded Subsidiary), or is leased or subleased by a Loan Party (other than an Excluded Subsidiary) to another Person, for offices or as a store or distribution center;

          (c) As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;

          (d) The Collateral Agent shall have received fully paid American Land Title Association Lender's Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) (the "Mortgage Policies") in form and substance, with the endorsements set forth on Schedule 1.01(B) hereto (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Appraised Value of the applicable Mortgaged Property), issued, coinsured and reinsured (to the extent required by the Collateral Agent) by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only those Liens permitted by Section 6.02 having priority over the Lien of the Collateral Agent under Applicable Law or otherwise reasonably acceptable to the Collateral Agent;

          (e) With respect to any Real Estate owned by a Borrower or any other Loan Party (as opposed to interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, within ninety (90) days after the Effective Date (or such later date, if any, as the Administrative Agent may agree in writing in its sole discretion), the Collateral Agent shall have received

     American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent;

          (f) With respect to any leased Real Estate intended by any Borrower or other Loan Party to be included in Eligible Leaseholds, the Collateral Agent shall have received a consent agreement to the extent required under the terms of the applicable Lease or Title Policy relating to such leased Real Estate, in form and substance reasonably satisfactory to the Collateral Agent, executed by the lessor of the Lease, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable Lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Collateral Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or sub-leased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent;

          (g) With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527-05, in form and substance reasonably satisfactory to the Collateral Agent, from an environmental consulting firm reasonably acceptable to the Collateral Agent, which report shall identify recognized environmental conditions and shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the Collateral Agent shall be satisfied with the nature and amount of any such matters. The Collateral Agent may, upon the receipt of a Phase I Environmental Site Assessment require the delivery of further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment; and

          (h) The applicable Loan Party shall have delivered to the Collateral Agent evidence of flood insurance naming the Collateral Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Collateral Agent.

     "REALTY RESERVES" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.

     "RECEIVABLES ADVANCE RATE" means 90%.

     "REGISTER" has the meaning set forth in Section 9.04(c).

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time, Lenders having Exposure and unused Commitments representing greater than 50% of the sum of all Exposure and unused Commitments at such time; provided that until such time as a "Successful Syndication" (as defined in a certain letter agreement between, among others, the Administrative Agent and the Company) has occurred, Required Lenders shall include at least three Lenders.

     "RESERVE FOR LEASEHOLD OBLIGATIONS" means, on any date, the aggregate amount of Leasehold Obligations of the Loan Parties due and owing with respect to properties of a vendor, landlord, public warehouse operator or other third party bailee located in a Priming Jurisdiction or at a distribution center at which more than $5,000,000 of Inventory is located, in each case which is not subject to a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agent; for each such property the amount of Leasehold Obligations shall be the next two months' Leasehold Obligations (net of any Letter of Credit amount benefiting such landlord in respect of such Leasehold Obligations). For the avoidance of doubt, the amount of Leasehold Obligations for any property for which a satisfactory Priority of Claims Waiver is delivered by a vendor, landlord, public warehouse operator or other third party bailee, shall be zero.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

     "REVOLVING LENDER PRIORITY COLLATERAL" has the meaning set forth in the Intercreditor Agreement.

     "S&P" means Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, and its successors.

     "SCRIPT ADVANCE RATE" means 85%.

     "SCRIPTS" means the pharmaceutical customer list owned and controlled by each Loan Party relating to certain items and services, including, without limitation, any drug price data, drug eligibility data, clinical drug information and health information of a pharmaceutical customer that is not protected under Sections 1171 through 1179 of the Social Security Act or other Applicable Law.

     "SECURED PARTIES" has the meaning set forth in the Security Agreement.

     "SECURITY AGREEMENT" means the Security Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of EXHIBIT G.

     "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered by any Loan Party to secure any of the Obligations.

     "SENIOR NOTES" means collectively, the Company's Senior Notes which may be issued after the Effective Date to refinance the Bridge Financing Facility and any senior notes issued in exchange or substitution therefor pursuant to the registration rights agreement related thereto entered into by the Company on the Effective Date.

     "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all Guarantees and contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

     "SPECIFIED DEFAULT" means the occurrence and continuance of an Event of Default under Section 7.01 (a), (b), (c) (only with respect to a Borrowing Base Certificate delivered pursuant to Section 5.01(f)), (h) or (i) or Section 7.01(d) (in the case of the failure of the Loan Parties to comply with (x)
Section 5.01(f) (after giving effect to a five (5) day grace period relating thereto or such longer time, if any, as the Administrative Agent may agree in writing in its sole discretion), (y) Section 5.14 (other than Section 5.14(d) to the extent the Administrative Agent has approved an extension relating to the applicable delivery requirements therein) or (z) Section 6.12).

     "STANDBY LETTER OF CREDIT" means Letter of Credit other than a Commercial Letter of Credit.

     "STATED AMOUNT" means at any time the maximum amount for which a Letter of Credit may be honored.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. LIBOR Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "STORE SHRINK PERCENTAGE" shall be applicable to Inventory located at Stores and shall mean, as of any date, the amount of loss recorded in accordance with GAAP of the grocery and HBA inventories expressed as a percentage of the grocery and HBA sales for the most recently ended two (2) fiscal quarters.

     "STORE SHRINK RESERVE" shall be equal to the product of (a) the excess of the Store Shrink Percentage over 1%, multiplied by (b) the Inventory of the Company and the other Loan Parties as of the date of the most recent Borrowing Base Certificate.

     "STORES" means all supermarket retail locations of the Company and other Loan Parties selling Inventory owned by the Loan Parties.

     "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "SWINGLINE EXPOSURE" means, at any time, the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time

     "SWINGLINE LENDER" means Bank of America, N.A., in its capacity as Lender of Swingline Loans hereunder.

     "SWINGLINE LOAN" means a Loan made by the Swingline Lender to the Borrowers pursuant to Section Swingline Loans.

     "SWINGLINE SUBLIMIT" means an amount equal to $50,000,000. The Swingline Sublimit is part of, and not in addition to, the Aggregate Tranche A Commitments.

     "TARGET MATERIAL ADVERSE EFFECT" means "Company Material Adverse Effect" as defined in the Merger Agreement.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings or similar charges imposed by any Governmental Authority.

     "TERM APPLICABLE PERCENTAGE" means with respect to any Term Lender at any time, the percentage (carried out to the fourth decimal place) of the outstanding principal balance of such Term Lender's Term Loan at such time to the Aggregate Term Outstandings at such time. The initial Term Applicable Percentage of each Term Lender is set forth opposite the name of such Term Lender on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Term Lender becomes a party hereto, as applicable

     "TERM COMMITMENT" means, with respect to each Term Lender, the commitment of such Term Lender hereunder set forth as its Term Commitment opposite its name on SCHEDULE 2.01 hereto.

     "TERM LENDER" means each Lender having a Term Commitment as set forth on
SCHEDULE 2.01 hereto or in the Assignment and Acceptance by which it becomes a Tranche A Lender, or after the making of the Term Loan, each Lender holding any portion of the Term Loan.

     "TERM LOAN" means the term loan to be made by the Term Lenders on the Effective Date pursuant to Section 2.01(b).

     "TERM PREPAYMENT CONDITIONS" means that (a) no Default or Event of Default then exists or would arise from the prepayment of the Term Loan, and (b) the Company shall deliver to the Agent either (i) an opinion as to Solvency of the Loan Parties before and after giving effect to such prepayment, which opinion shall be in form and substance acceptable to the Agent and rendered by a Person acceptable to the Agent or (ii) evidence that Excess Availability (A) on the date of any such prepayment and (B) projected on a pro forma basis for the following twelve months shall be in an amount greater than $150,000,000.

     "TRADING WITH THE ENEMY ACT" has the meaning set forth in Section 9.15.

     "TRANCHE A APPLICABLE PERCENTAGE" means with respect to any Tranche A Lender at any time, the percentage (carried out to the fourth decimal place) of the Aggregate Tranche A Commitments represented by such Tranche A Lender's Tranche A Commitment at such time. If the commitment of each Tranche A Lender to make Tranche A Loans and the obligation of the Issuing Bank to make L/C Credit Extensions have been terminated pursuant to SECTION 2.09(a) or if the Aggregate Tranche A Commitments have expired, then the Tranche A Applicable Percentage of each Lender shall be determined based on the Tranche A Applicable Percentage of such Tranche A Lender most recently in effect, giving effect to any subsequent assignments. The initial Tranche A Applicable Percentage of each Tranche A Lender is set forth opposite the name of such Tranche A Lender on SCHEDULE 2.01 or in the Assignment and Acceptance pursuant to which such Tranche A Lender becomes a party hereto, as applicable.

     "TRANCHE A BORROWING BASE" means, on any date (subject to adjustment as provided in Section Borrowing Base Adjustments), the aggregate value of the assets of the Loan Parties, in an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with Section within ten (10) Business Days after the end of each fiscal month, a completed Borrowing Base Certificate calculating and certifying the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such fiscal month, signed on behalf of the Company by one of its Financial Officers, PROVIDED, HOWEVER, that upon the occurrence of a Triggering Event, the Borrowing Base Certificate required by this paragraph will be delivered by the Borrowers weekly within eight (8) Business Days after the end of each calendar week and shall calculate and certify the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such calendar week;, absent any error in such Borrowing Base Certificate) that is equal to:

     (a) the product of (x) the Inventory Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) Appraised Value of Eligible Inventory (subject to the provisions of clause
(j) of the definition of Eligible Inventory) and (z) the Cost of Eligible Inventory (net of Inventory Reserves); PLUS

     (b) the product of (x) the Receivables Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) the face amount of all Eligible Credit Card Accounts Receivables; PLUS

     (c) subject to the proviso hereto, the product of (x) the Script Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) the Appraised Value of Scripts; PLUS

     (d) the product of (x) Coinstar Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) the face amount of Eligible Coinstar Receivables; PLUS

     (e) the product of (x) Prescription Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) the face amount of all Eligible Third Party Insurance Provider Accounts Receivables; PLUS

     (f) subject to the proviso hereto, the product of (x) Real Estate Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) the Appraised Value of all Eligible Real Estate; PLUS

     (g) subject to the proviso hereto, during the period commencing on the Effective Date and ending on and including November 30, 2009, the lesser of (x) the Leasehold Cap and (y) the product of (i) the Leasehold Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (ii) the Appraised Value of all Eligible Leaseholds; MINUS

     (h) the then amount of all Availability Reserves (without duplication of any Inventory Reserves included in the calculation set forth in clause (a) above); MINUS

     (i) the then Aggregate Term Outstandings;

     PROVIDED, HOWEVER, that in no event shall (a) the amounts advanced against Scripts exceed twenty percent (20%) of the total amount advanced or available to be advanced under the Tranche A Borrowing Base (without giving effect to the provisions of clause (i)) and (b) the aggregate amounts advanced against Eligible Real Estate and Eligible Leaseholds exceed thirty-six percent (36%) of the total amount advanced or available to be advanced under Tranche A Borrowing Base (without giving effect to the provisions of clause (i)); and PROVIDED FURTHER that, the Company may at any time, without consent or approval from the Agents or the Lenders, permanently terminate its right to receive Credit Extensions under both the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base based on Eligible Leaseholds as long as (x) no Default or Event of Default then exists or would arise therefrom, and (y) no overadvance would result from the removal of Eligible Leaseholds from the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base.

The Tranche A Borrowing Base shall be computed for each fiscal month as required by and subject to the proviso after Section 5.01(f), and established based upon the most recent Borrowing Base Certificate delivered to the Administrative Agent and shall remain in effect until the delivery to the Administrative Agent of a subsequent Borrowing Base Certificate.

     "TRANCHE A COMMITMENT" means, with respect to each Tranche A Lender, the commitment of such Lender hereunder set forth as its Tranche A Commitment opposite its name on SCHEDULE 2.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.

     "TRANCHE A LENDER" means each Lender having a Tranche A Commitment as set forth on SCHEDULE 2.01 hereto or in the Assignment and Acceptance by which it becomes a Tranche A Lender.

     "TRANCHE A LOANS" has the meaning set forth in Loans; Mandatory Advances of Tranche A-1 Loans .

     "TRANCHE A UNUSED FEE" has the meaning set forth in SECTION 2.12(b).

     "TRANCHE A-1 APPLICABLE PERCENTAGE" means with respect to any Tranche A-1 Lender at any time, the percentage (carried out to the fourth decimal place) of the Aggregate Tranche A-1 Commitments represented by such Tranche A-1 Lender's Tranche A-1 Commitment at such time. If the commitment of each Tranche A-1 Lender to make Tranche A-1 Loans and the obligation of the Issuing Bank to make L/C Credit Extensions have been terminated pursuant to SECTION 2.09(c) or if the Aggregate Tranche A-1 Commitments have expired, then the Tranche A-1 Applicable Percentage of each Lender shall be determined based on the Tranche A-1 Applicable Percentage of such Tranche A-1 Lender most recently in effect, giving effect to any subsequent assignments. The initial Tranche A-1 Applicable Percentage of each Tranche A-1 Lender is set forth opposite the name of such Tranche A-1 Lender on
SCHEDULE 2.01 or in the Assignment and Acceptance pursuant to which such Tranche A-1 Lender becomes a party hereto, as applicable.

     "TRANCHE A-1 BORROWING BASE" means, on any date (subject to adjustment as provided in Section Borrowing Base Adjustments), the aggregate value of the assets of the Loan Parties, in an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with Section within ten (10) Business Days after the end of each fiscal month, a completed Borrowing Base Certificate calculating and certifying the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such fiscal month, signed on behalf of the Company by one of its Financial Officers, PROVIDED, HOWEVER, that upon the occurrence of a Triggering Event, the Borrowing Base Certificate required by this paragraph will be delivered by the Borrowers weekly within eight (8) Business Days after the end of each calendar week and shall calculate and certify the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such calendar week;, absent any error in such Borrowing Base Certificate) that is equal to:

     (a) the product of (x) the Tranche A-1 Inventory Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) Appraised Value of Eligible Inventory (subject to the provisions of clause (j) of the definition of Eligible Inventory) and (z) the Cost of Eligible Inventory (net of Inventory Reserves); PLUS

     (b) the product of (x) the Receivables Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) the face amount of all Eligible Credit Card Accounts Receivables; PLUS

     (c) subject to the proviso hereto, the product of (x) the Script Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) the Appraised Value of Scripts; PLUS

     (d) the product of (x) Coinstar Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and
(y) the face amount of Eligible Coinstar Receivables; PLUS

     (e) the product of (x) Tranche A-1 Prescription Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) the face amount of all Eligible Third Party Insurance Provider Accounts Receivables; PLUS

     (f) subject to the proviso hereto, the product of (x) Tranche A-1 Real Estate Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (y) the Appraised Value of all Eligible Real Estate; PLUS

     (g) subject to the proviso hereto, during the period commencing on the Effective Date and ending on and including November 30, 2009, the lesser of (x) the Leasehold Cap and (y) the product of (i) the Leasehold Advance Rate (or such other rate as determined from time to time by the Administrative Agent in its commercially reasonable discretion in accordance with Section Borrowing Base Adjustments) and (ii) the Appraised Value of all Eligible Leaseholds; MINUS

     (h) the then amount of all Availability Reserves (without duplication of any Inventory Reserves included in the calculation set forth in clause (a) above); MINUS

     (i) the then Aggregate Term Outstandings;

PROVIDED, HOWEVER, that in no event shall (a) the amounts advanced against Scripts exceed twenty percent (20%) of the total amount advanced or available to be advanced under the Tranche A-1 Borrowing Base (without giving effect to the provisions of clause (i)) and (b) the aggregate amounts advanced against Eligible Real Estate and Eligible Leaseholds exceed thirty-six percent (36%) of the total amount advanced or available to be advanced under the Tranche A-1 Borrowing Base (without giving effect to the provisions of clause (i)) and PROVIDED FURTHER that, the Company may at any time, without consent or approval from the Agents or the Lenders, permanently terminate its right to receive Credit Extensions under both the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base based on Eligible Leaseholds as long as (x) no Default or Event of Default then exists or would arise therefrom, and (y) no overadvance would result from the removal of Eligible Leaseholds from the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base.

The Tranche A-1 Borrowing Base shall be computed for each fiscal month as required by and subject to the proviso after Section 5.01(f), and established based upon the most recent Borrowing Base Certificate delivered to the Administrative Agent and shall remain in effect until the delivery to the Administrative Agent of a subsequent Borrowing Base Certificate.

     "TRANCHE A-1 COMMITMENT" shall mean, with respect to each Tranche A-1 Lender, the commitment of such Tranche A-1 Lender hereunder set forth as its Tranche A-1 Commitment opposite its name on SCHEDULE 2.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

     "TRANCHE A-1 INVENTORY ADVANCE RATE MEANS 95%.

     "TRANCHE A-1 LENDER" means each Lender having a Tranche A-1 Commitment as set forth on SCHEDULE 2.01 hereto or in the Assignment and Acceptance by which it becomes a Tranche A-1 Lender.

     "TRANCHE A-1 LOANS" has the meaning set forth in Loans; Mandatory Advances of Tranche A-1 Loans.

     "TRANCHE A-1 PRESCRIPTION ADVANCE RATE" means 90%.


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

     "TRANCHE A-1 REAL ESTATE ADVANCE RATE" means 75%.

     "TRANCHE A-1 UNUSED FEE" has the meaning set forth in Section 2.12(b).

     "TRANSACTIONS" means, collectively, the Merger and the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

     "TRIGGERING EVENT" means the notification from the Administrative Agent to the Company that either (a) any Event of Default has occurred or (b) Excess Availability at any time is less than $75,000,000. Upon the occurrence of a Triggering Event, such Triggering Event shall be deemed "continuing" until such time as the applicable Event of Default is waived or Excess Availability shall exceed $75,000,000 for thirty (30) consecutive days; provided, however, that the foregoing cure provision may only be exercised once in any six (6) month period, and provided, further, that the foregoing cure provision may only be exercised five (5) times during the term of the Loans.

     "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

     "UNUSED FEE" has the meaning set forth in Section 2.12(b).

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an "ABR LOAN" or a "LIBOR LOAN"). Borrowings also may be classified and referred to by Type (e.g., an "ABR BORROWING" or a "LIBOR BORROWING").

     SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not



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

to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) unless otherwise stated herein, all provisions herein within the discretion or to the satisfaction of a party shall be deemed to include a standard of reasonableness, good faith and fair dealing.

     SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been affirmatively withdrawn by the Company (or, in the case of a request for an amendment under this Section by the Required Lenders, the Administrative Agent) or such provision amended in accordance herewith.

     SECTION 1.05 BORROWING BASE ADJUSTMENTS. The Administrative Agent or the Required Lenders may, in their commercially reasonable discretion (x) in reviewing the collateral components of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base, (y) after completion of any evaluation or any appraisal contemplated by Section 5.09(a) or Section The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) in consultation with the Borrowers to conduct commercial finance examinations and appraisals of the assets included in the computation of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base, including supporting systems, processes and controls, all at the expense of the Borrowers (i) one (1) time during any twelve month period in which Excess Availability is at all times greater than $250,000,000, (ii) up to two (2) times during any twelve month period in which Excess Availability is at any time less than or equal to $250,000,000 but greater than or equal to $100,000,000, (iii) up to three (3) times during any twelve month period in which Excess Availability is at any time less than $100,000,000 and (iv) at any time at the request of the Administrative Agent after the occurrence and the continuation of an Event of Default; PROVIDED, THAT, notwithstanding the provisions of clause (iii) above, no more than two (2) appraisals of Eligible Real Estate, Eligible Leaseholds, and Scripts may be conducted during any twelve month period unless an Event of Default has occurred and is continuing. In addition to the foregoing the Administrative Agent will have the right to conduct such commercial finance examinations and appraisals at the expense of the Administrative Agent, but no more frequently than twice in any calendar year. The expenses reimbursable by the Borrowers pursuant to his Section shall include the reasonable fees and expenses of any representatives retained by the Administrative Agent. or (z) upon the occurrence and during the continuation of a Default, from time to time (a) decrease the advance rates for the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base (or both), (b) establish and revise reserves reducing the amount of Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory, Eligible Leaseholds, Eligible Real Estate or Scripts and (c) impose additional eligibility criteria to be applicable to Eligible Coinstar Receivables, Eligible Credit Card Accounts Receivable, Eligible Third Party Insurance Provider Accounts Receivable, Eligible Inventory, Eligible Leaseholds, Eligible Real Estate or Scripts; provided that any such adjustment described in clause (a), (b) or (c) above shall be made only in the event that the Administrative Agent or the Required Lenders reasonably determine (based upon an evaluation or appraisal referred to in Section 5.09(a) or Section The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) in consultation with the Borrowers to conduct commercial finance examinations and appraisals of the assets included in the computation of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base, including supporting systems, processes and controls, all at the expense of the Borrowers (i) one (1) time during any twelve month period in which Excess Availability is at all times greater than $250,000,000, (ii) up to two (2) times during any twelve month period in which Excess Availability is at any time less than or equal to $250,000,000 but greater than or equal to $100,000,000, (iii) up to three (3) times during any twelve month period in which Excess Availability is at any time less than $100,000,000 and (iv) at any time at the request of the Administrative Agent after the occurrence and the continuation of an Event of Default; PROVIDED, THAT, notwithstanding the provisions of clause
(iii) above, no more than two (2) appraisals of Eligible Real Estate, Eligible Leaseholds, and Scripts may be conducted during any twelve month period unless an Event of Default has occurred and is continuing. In addition to the foregoing the Administrative Agent will have the right to conduct such commercial finance examinations and appraisals at the expense of the Administrative Agent, but no more frequently than twice in any calendar year. The expenses reimbursable by the Borrowers pursuant to his Section shall include the reasonable fees and expenses of any representatives retained by the Administrative Agent. or other objectively determinable facts or circumstances) that the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base Borrowing Base, or any component thereof, or its value as Collateral, is adversely affected by one or more events, conditions, contingencies or risks that are not already adequately reflected in the calculation of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base (as applicable); and provided further that no change will be made to the borrowing base standards pursuant to this Section 1.05 if such change would increase the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base in effect at any time above the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base, as applicable, that would be in effect at such time if such Tranche A Borrowing Base or the Tranche A-1 Borrowing Base were calculated using the standards in effect on the date hereof or, if such standards have been amended pursuant to Section 9.02(b)(vi), using the standards as in effect on the date of such amendment. The Administrative Agent will provide written notice to the Company of any adjustments made pursuant to this Section Borrowing Base Adjustments on the date of such adjustments.

     SECTION 1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01   LOANS; MANDATORY ADVANCES OF TRANCHE A-1 LOANS.

     (a) Subject to the terms and conditions set forth herein, (x) each Tranche A Lender severally agrees to make loans (each such loan, a "TRANCHE A LOAN") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the amount of such Lender's Tranche A Commitment or (ii) such Lender's Applicable Percentage of the Tranche A Borrowing Base and (y) each Tranche A-1 Lender severally agrees to make loans (each such loan, a "TRANCHE A-1 LOAN") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time the lesser of (i) the amount such Lender's Tranche A-1 Commitment, as applicable, or (y) such Lender's Applicable Percentage of Incremental Availability; subject in each case to the following limitations:

          (i) after giving effect to any Borrowing, the total Exposure shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Tranche A-1 Borrowing Base (without giving effect to any reduction of the Tranche A-1 Borrowing Base by the amount of the Aggregate Term Outstandings) (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base, without giving effect to any reduction of the Tranche A Borrowing Base by the amount of the Aggregate Term Outstandings),

          (ii) after giving effect to any Borrowing, the aggregate outstanding principal amount of the Tranche A Loans of any Tranche A Lender, plus such Lender's Applicable Percentage of the outstanding L/C Exposure in respect of Letters of Credit, plus such Tranche A Lender's Applicable Percentage of the outstanding principal amount of all Swingline Loans shall not exceed the lesser of (x) such Tranche A Lender's Tranche A Commitment, or (y) such Tranche A Lender's Applicable Percentage of the Tranche A Borrowing Base,

          (iii) after giving effect to any Borrowing, the aggregate outstanding principal amount of the Tranche A-1 Loans of any Tranche A-1 Lender, shall not exceed the lesser of (x) such Tranche A-1 Lender's Tranche A-1 Commitment, or (y) such Tranche A-1 Lender's Applicable Percentage of Incremental Availability,

          (iv) The L/C Exposure in respect of Letters of Credit shall not at any time exceed the Letter of Credit Sublimit,

          (v) The aggregate outstanding principal amount of the Tranche A Credit Extensions shall not at any time exceed the Aggregate Tranche A Commitments; and

          (vi) The aggregate outstanding amount of the Tranche A-1 Credit Extensions shall not exceed the lesser of the Aggregate Tranche A-1 Commitments or Incremental Availability.

     (b) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan to the Borrowers on the Effective Date, in a principal amount not to exceed at any time outstanding the Term Commitment of each such Term Lender.

     (c) Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.01, prepay under SECTION 2.11, and, except with respect to the Term Loan, reborrow under this SECTION 2.01. Loans may be ABR Loans or LIBOR Loans, as further provided herein.

     (d) Except as otherwise provided in , all Credit Extensions under the Tranche A-1 Commitments shall be Tranche A-1 Loans and all Letters of Credit shall be issued under Tranche A Commitments.

     (e) Except as provided in Section 2.01(f), each Borrowing of Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders PRO RATA in accordance with their respective Tranche A Commitments, Tranche A-1 Commitments or Term Commitments. The failure of any Lender to make any Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any other such Lender.

     (f) If at any time the aggregate outstanding principal amount of Tranche A Loans and the Term Loan equals or exceeds $100,000,000, (i) no Borrowings of Tranche A Loans shall be made unless Tranche A-1 Loans are outstanding in an aggregate principal amount equal to the lesser of Incremental Availability or the then outstanding Tranche A-1 Commitments, and (ii) the Borrowers shall make a Borrowing of a Tranche A-1 Loan in an amount equal to the lesser of (i) Incremental Availability and (ii) the then unfunded amount of the outstanding Tranche A-1 Commitments. Proceeds of any Tranche A-1 Loan made pursuant to this
Section 2.01(f) shall be first applied to the repayment of the principal amount of the then outstanding Tranche A Loans.

     SECTION 2.02   INCREASE IN TRANCHE A COMMITMENTS.

     (a) So long as no Default or Event of Default exists or would arise therefrom, (i) the Company shall have the right, at any time from time to time after the Effective Date, to request an increase of the aggregate of the then outstanding Tranche A Commitments by an amount not to exceed in the aggregate $100,000,000. Any such requested increase shall be first made to all existing Tranche A Lenders on a pro rata basis based on their respective Tranche A Applicable Percentages. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Tranche A Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Tranche A Lenders). Each Tranche A Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Tranche A Commitment and, if so, whether by an amount equal to, greater than, or less than its Tranche A Applicable Percentage of such requested increase. Any Tranche A Lender not responding within such time period shall be deemed to have declined to increase its Tranche A Commitment. To the extent that the existing Tranche A Lenders decline to increase their Tranche A Commitments, or decline to increase their Tranche A Commitments to the amount requested by the Company, the Administrative Agent, in consultation with the Company, will use its reasonable efforts to arrange for other Persons to become a Tranche A Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Tranche A Commitments requested by the Company and not accepted by the existing Tranche A Lenders (each such increase by either means, a "COMMITMENT INCREASE," and each Person issuing, or Tranche A Lender increasing, its Commitment, an "ADDITIONAL COMMITMENT LENDER"), PROVIDED, HOWEVER, that (i) no Tranche A Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Company, and (ii) any Additional Commitment Lender which is not an existing Tranche A Lender shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Company (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof.

     (b) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

          (i) The Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents, which shall have been consented to by the Administrative Agent and the Company, in substantially the form of EXHIBIT H hereto;

          (ii) The Borrowers shall deliver, or cause to be delivered, to the Administrative Agent a certificate of each Loan Party dated as of the Commitment Increase Date signed by a responsible officer of such Person (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Representations and Warranties and the other Loan Documents are true and correct on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists.

          (iii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and to the Administrative Agent as the Borrowers and the Administrative Agent or such Additional Commitment Lenders, as applicable, shall agree;

          (iv) The Borrowers shall deliver to the Administrative Agent and the Tranche A Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; and

          (v) The Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent, may reasonably have requested in order to effectuate the documentation of the foregoing.

     (c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a "COMMITMENT INCREASE DATE"), and at such time (i) the Tranche A Commitments, under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) SCHEDULE
2.01 shall be deemed modified, without further action, to reflect the revised Tranche A Commitments of the Tranche A Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Tranche A Commitments. The Borrowers shall prepay any Tranche A Loans outstanding on the Commitment Increase Date (and pay any breakage costs and additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Tranche A Loans ratable with any revised Tranche A Applicable Percentages arising from any nonratable increase in the Tranche A Commitments under this Section 2.02.

     SECTION 2.03   LOANS AND BORROWINGS.

     (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Each Borrowing shall be denominated in Dollars and comprised entirely of ABR Loans or LIBOR Loans as the Borrowers may request in accordance herewith; provided that all Swingline Loans shall be ABR Loans. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and PROVIDED FURTHER, that the exercise of such option shall not result in an increase in additional amounts payable by the Borrowers pursuant to Section Taxes.

     (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000; PROVIDED that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of Tranche A Commitments or Tranche A-1 Commitments, or the entire outstanding balance of the Term Loan, as applicable, or that is required to finance the reimbursement of a L/C Disbursement as contemplated by Section Reimbursement. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) prior to the close of business, Boston, Massachusetts time, on the Business Day immediately following the day that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 11:00 a.m., Boston, Massachusetts time, or (ii) if such notice has not been received by the Borrowers prior to 11:00 a.m., Boston, Massachusetts time, then prior to the close of business, Boston, Massachusetts time, on the second Business Day immediately following the day the Borrowers receive such notice; provided that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section Requests for Borrowings that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, subject to the obligations of Tranche A-1 Lenders with respect to the Excess Amount, the Administrative Agent shall notify each Tranche A Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Tranche A Lender's Tranche A Applicable Percentage thereof. Promptly following receipt of such notice, each such Tranche A Lender shall pay to the Administrative Agent its Tranche A Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section Funding of Borrowings with respect to Loans made by such Tranche A Lender (and Section Funding of Borrowings shall apply, MUTATIS MUTANDIS, to the payment obligations of such Tranche A Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Tranche A Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten (10) LIBOR Borrowings outstanding. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be deemed as made under separate Borrowings.

     (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.04 REQUESTS FOR BORROWINGS. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 4:00 p.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Boston, Massachusetts time, on the day of the proposed Borrowing; PROVIDED that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section Reimbursement. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) prior to the close of business, Boston, Massachusetts time, on the Business Day immediately following the day that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 11:00


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

a.m., Boston, Massachusetts time, or (ii) if such notice has not been received by the Borrowers prior to 11:00 a.m., Boston, Massachusetts time, then prior to the close of business, Boston, Massachusetts time, on the second Business Day immediately following the day the Borrowers receive such notice; PROVIDED that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section Requests for Borrowings that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, subject to the obligations of Tranche A-1 Lenders with respect to the Excess Amount, the Administrative Agent shall notify each Tranche A Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Tranche A Lender's Tranche A Applicable Percentage thereof. Promptly following receipt of such notice, each such Tranche A Lender shall pay to the Administrative Agent its Tranche A Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section Funding of Borrowings with respect to Loans made by such Tranche A Lender (and Section Funding of Borrowings shall apply, MUTATIS MUTANDIS, to the payment obligations of such Tranche A Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Tranche A Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement. may be given not later than 10:00 a.m., Boston, Massachusetts time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section Loans and Borrowings:

          (i) the Borrower(s) on whose behalf the Company is requesting such Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a LIBOR Borrowing;

          (v) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and


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

          (vi) the location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of Section Funding of Borrowings.

If no election as to the Type of Borrowing is specified with respect to a Borrowing in Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each of the Lenders of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.05   SWINGLINE LOANS.

     (a) During the Availability Period, the Swingline Lender is authorized by the Tranche A Lenders, and shall make Swingline Loans at any time (subject to Section The Company's request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under Article Conditions are satisfied. If the conditions for borrowing under Article Conditions cannot in fact be fulfilled, (x) the Company shall give immediate notice (a "NONCOMPLIANCE NOTICE") thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Tranche A Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans until such conditions can be satisfied or are waived in accordance with Section Waivers; Amendments. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Noncompliance Notice is furnished to the Tranche A Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE. if the aggregate outstanding amount of the Exposure would exceed the limitations set forth in Section 2.01.) to the Borrowers up to the amount of the sum of the Swingline Sublimit upon a notice of Borrowing from the Company received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 3:00 p.m., Boston, Massachusetts time on the Business Day on which such Swingline Loan is requested). Immediately upon the making of a Swingline Loan, each Tranche A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the such Tranche A Lender's Tranche A Applicable Percentage of the amount of such Swingline Loan. Swingline Loans shall be ABR Loans and shall be subject to weekly settlement with the Tranche A Lenders.

     (b) The Company's request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under Article Conditions are satisfied. If the conditions for borrowing under Article Conditions cannot in fact be fulfilled, (x) the Company shall give immediate notice (a "NONCOMPLIANCE NOTICE") thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Tranche A Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans


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

until such conditions can be satisfied or are waived in accordance with Section Waivers; Amendments. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Noncompliance Notice is furnished to the Tranche A Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE. if the aggregate outstanding amount of the Exposure would exceed the limitations set forth in Section 2.01.

     (c) Each Tranche A Lender's obligation to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.05 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Tranche A Lender may have against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swingline Loans, together with interest as provided herein.

     SECTION 2.06   LETTERS OF CREDIT.

     (a) GENERAL. Subject to the terms and conditions set forth herein, at any time and from time to time during the Availability Period, the Company may request the issuance of a Letter of Credit for the account of a Borrower, in a form appropriately completed and reasonably acceptable to the Administrative Agent and the Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company or any Borrower to, or entered into by the Company or any Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars.

     (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company or the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Company and the Issuing Bank whether such Letter of Credit may be issued under this Agreement after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that


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

is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Company or a Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that) such issuance, amendment, renewal or extension the total L/C Exposure shall not exceed $400,000,000, (2) the total Exposure shall not exceed the Aggregate Commitments and (3) the total Exposure of the Tranche A Lenders shall not exceed the lesser of the Aggregate Tranche A Commitments or the Tranche A Borrowing Base then in effect.

     (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Issuing Bank, the date that is five (5) Business Days prior to the Maturity Date. Each Letter of Credit may, upon the request of the Company include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided, however, that no Letter of Credit shall be renewed or extended on or after the occurrence of a Default or an Event of Default.

     (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Tranche A Lender, and each such Tranche A Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Tranche A Lender's Tranche A Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Tranche A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Tranche A Lender's Tranche A Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. If any L/C Exposure remains outstanding upon the termination of the Tranche A Commitments, to the extent the lesser of the Aggregate Tranche A-1 Commitments or Incremental Availability exceeds the Tranche A-1 Loans (the "EXCESS AMOUNT") upon such termination of the Tranche A Commitments, the Tranche A Lenders shall be deemed to have sold to each Tranche A-1 Lender, and each Tranche A-1 Lender shall be deemed unconditionally and irrevocably to have so purchased from the Tranche A Lenders, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A-1 Lender's Tranche A-1 Applicable Percentage in the lesser of such Excess Amount or such undivided interest and participation of each Tranche A Lender in the L/C Exposure, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Each Tranche A Lender and Tranche A-1 Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall


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

not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Tranche A Commitments or the Tranche A-1 Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) REIMBURSEMENT. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) prior to the close of business, Boston, Massachusetts time, on the Business Day immediately following the day that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 11:00 a.m., Boston, Massachusetts time, or (ii) if such notice has not been received by the Borrowers prior to 11:00 a.m., Boston, Massachusetts time, then prior to the close of business, Boston, Massachusetts time, on the second Business Day immediately following the day the Borrowers receive such notice; PROVIDED that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section Requests for Borrowings that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, subject to the obligations of Tranche A-1 Lenders with respect to the Excess Amount, the Administrative Agent shall notify each Tranche A Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Tranche A Lender's Tranche A Applicable Percentage thereof. Promptly following receipt of such notice, each such Tranche A Lender shall pay to the Administrative Agent its Tranche A Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section Funding of Borrowings with respect to Loans made by such Tranche A Lender (and Section Funding of Borrowings shall apply, MUTATIS MUTANDIS, to the payment obligations of such Tranche A Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Tranche A Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.

     (f) OBLIGATIONS ABSOLUTE. Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance


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

whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by Applicable Law) suffered by a Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and Lenders with respect to any such L/C Disbursement.

     (h) INTERIM INTEREST. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement under such Letter of Credit, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is due pursuant to paragraph (e) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Loans; PROVIDED that, if the Borrowers fail to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) such successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" and the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent an amount in cash for the benefit of the Lenders, equal to the total L/C Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or
(i) of Events of Default. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(g) and
Section 2.11(h). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the Borrowers. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts shall be (i) applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and
(ii), to the extent not so applied, held for the satisfaction of the reimbursement obligations of the Borrowers for their L/C Exposure at such time, or (iii) be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide cash collateral other than as a result of an occurrence of an Event of Default hereunder, such amount (to the extent not applied as aforesaid) shall be promptly returned to the extent that, and following such time as, after giving effect to such return: (i) the total Exposure does not exceed the Aggregate Commitments, and (ii) the total Exposure of the Tranche A Lenders does not exceed the lesser of the Aggregate Tranche A Commitments or the Tranche A Borrowing Base as then in effect and (iii) the total Exposure of the Tranche A-1 Lenders does not exceed the lesser of the Aggregate Tranche A-1 Commitments or Incremental Availability.

     SECTION 2.07   FUNDING OF BORROWINGS.

     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make each such Loan available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in Boston, Massachusetts and designated by the Company in the applicable Borrowing Request; provided that any ABR Loans made to finance the reimbursement of an L/C Disbursement as provided in Section Reimbursement. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) prior to the close of business, Boston, Massachusetts time, on the Business Day immediately following the day that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 11:00 a.m., Boston, Massachusetts time, or (ii) if such notice has not been received by the Borrowers prior to 11:00 a.m., Boston, Massachusetts time, then prior to the close of business, Boston, Massachusetts time, on the second Business Day immediately following the day the Borrowers receive such notice; PROVIDED that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section Requests for Borrowings that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrowers fail to make such payment when due, subject to the obligations of Tranche A-1 Lenders with respect to the Excess Amount, the Administrative Agent shall notify each Tranche A Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Tranche A Lender's Tranche A Applicable Percentage thereof. Promptly following receipt of such notice, each such Tranche A Lender shall pay to the Administrative Agent its Tranche A Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section Funding of Borrowings with respect to Loans made by such Tranche A Lender (and Section Funding of Borrowings shall apply, MUTATIS MUTANDIS, to the payment obligations of such Tranche A Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Tranche A Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement. shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Each Borrowing of Tranche A Loans (other than Swingline Loans) shall be made by the Tranche A Lenders PRO RATA in accordance with their respective Tranche A Applicable Percentage; each Borrowing of Tranche A-1 Loans shall be made by the Tranche A-1 Lenders PRO RATA in accordance with their respective Tranche A-1 Applicable Percentage, and each

Borrowing of Term Loans shall be made by the Term Lenders PRO RATA in accordance with their respective Term Applicable Percentage. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan to be made by such Lender on the occasion of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of any Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.08   INTEREST ELECTIONS.

     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section Requests for Borrowings if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section Loans and Borrowings and
Section 2.04:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions


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

     thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

          (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

     (d) If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

     (e) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (f) If the Company fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.09   TERMINATION OR REDUCTION OF COMMITMENTS.

     (a) The Borrowers may, upon irrevocable notice from the Company to the Administrative Agent, terminate the Aggregate Tranche A Commitments, the Letter of Credit Sublimit or the Swingline Sublimit or from time to time permanently reduce the Aggregate Tranche A Commitments, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Tranche A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Exposure of the Tranche A Lenders would exceed the Aggregate Tranche A Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the L/C Exposure not fully cash collateralized in accordance with Section 2.06(j) hereunder would exceed the Letter of Credit Sublimit, and (C) the Swingline Sublimit if, after giving effect thereto, and to any concurrent payments hereunder,


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

the outstanding principal amount of Swingline Loans hereunder would exceed the Swingline Sublimit.

     (b) If, after giving effect to any reduction of the Aggregate Tranche A Commitments, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Aggregate Tranche A Commitments, such Letter of Credit Sublimit or Swingline Sublimit shall be automatically reduced by the amount of such excess.

     (c) The Borrowers may terminate the Aggregate Tranche A-1 Commitments in whole or in part, upon irrevocable notice from the Company to the Administrative Agent, if (i) at the time of such termination, (A) there are no outstanding Tranche A Loans and (B) Excess Availability is not less than twenty percent (20%) of the Tranche A Borrowing Base, and (ii) the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that Excess Availability, as projected on a pro-forma basis for the twelve (12) months following such payment, will be equal to or greater than twenty percent (20%) of the Tranche A Borrowing Base PROVIDED that any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all Unused Fees accrued on the Aggregate Tranche A-1 Commitments so terminated, and
(ii) at the effective time of any such reduction or termination, any amount by which the Tranche A-1 Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Aggregate Tranche A-1 Commitments are to be reduced effective on such date.

     (d) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit, the Aggregate Tranche A Commitments or the Aggregate Tranche A-1 Commitments under this Termination or Reduction of Commitments.. Upon any reduction of the Aggregate Tranche A Commitments, the Tranche A Commitment of each Tranche A Lender shall be reduced by such Tranche A Lender's Tranche A Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Tranche A-1 Commitments, the Tranche A-1 Commitment of each Tranche A-1 Lender shall be reduced by such Tranche A-1 Lender's Tranche A-1 Applicable Percentage of such reduction amount. All fees (including, without limitation, Unused Fees and Letter of Credit Fees) in respect of the Aggregate Revolving Commitments, as applicable, accrued until the effective date of any termination of such Commitments shall be paid on the effective date of such termination.

     (e) Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

     (f) On the Effective Date and the funding of the Term Loan, the Term Commitments of the Term Lenders shall be terminated.


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

     (g) To the extent that any Real Estate which constitutes a Principal Property on the Effective Date is reasonably determined by the Administrative Agent to no longer constitute a Principal Property, at the Company's election, the Term Loan may be decreased by an amount equal to the Appraised Value of such Real Estate; provided that (i) the Tranche A Commitments are increased by a corresponding amount, and (ii) the Mortgages and other Loan Documents are amended in form reasonably satisfactory to the Administrative Agent (A) to provide that such Real Estate secures all Obligations and (B) as may otherwise be reasonably required by the Administrative Agent to reflect that such Real Estate is no longer a Principal Property.

     (h) To the extent that any Real Estate owned on the Effective Date which has been determined not to constitute a Principal Property on the Effective Date but is reasonably determined by the Administrative Agent after the Effective Date to have constituted a Principal Property on the Effective Date, at the Company's election, the Term Loan may be increased by an amount equal to the Appraised Value of such Real Estate; provided that (i) the Tranche A Commitments are decreased by a corresponding amount, and (ii) the Mortgages and other Loan Documents are amended in form reasonably satisfactory to the Administrative Agent (A) to provide that such Real Estate secures only the Term Loans and (B) as may otherwise be reasonably required by the Administrative Agent to reflect that such Real Estate is a Principal Property.

     SECTION 2.10   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

     (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrowers and held by such Lender on the Maturity Date applicable to such Loan.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the respective Lenders and each respective Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it to any Borrower or Borrowers be evidenced by a promissory note. In such event, each of the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section Successors and Assigns) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11   PREPAYMENT OF LOANS.

     (a) Subject to the requirements of this Section and the payment of any amounts required under Section Break Funding Payments, (i) each Borrower shall promptly prepay any Borrowing (or deposit such amounts) as may be required by this Agreement, together with any and all amounts required under Section Break Funding Payments.

     (b) The Borrowers may, upon irrevocable notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Tranche A Loans in whole or in part without premium or penalty.

     (c) In the event the aggregate amount of outstanding Loans is less than $85,000,000 for five (5) consecutive Business Days (a "Low Usage Period"), the Borrowers may, upon irrevocable notice from the Company to the Administrative Agent, prepay the Tranche A-1 Loans in whole or in part without premium or penalty; PROVIDED, THAT the date of such prepayment shall be not more than ten
(10) Business Days after the end of the Low Usage Period relating to the prepayment and PROVIDED FURTHER that no Default or Event of Default then exists or shall arise from such prepayment.

     (d) The Borrowers may, upon irrevocable notice from the Company to the Administrative Agent, prepay the Tranche A-1 Loans in whole or in part without premium or penalty in connection with the termination or reduction of the Tranche A-1 Commitments in accordance with Section 2.09(c) hereof. Any such prepayment shall be subject to the notice provisions of Section 2.11(c).

     (e) The Borrowers may, upon irrevocable notice from the Company to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (f) Except as provided in Section 2.09(g) and Section 2.09(i) hereof or unless the Term Prepayment Conditions are satisfied, the Borrowers may not prepay the Term Loan until all other Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has then been asserted) and the Tranche A Commitments and the Tranche A-1 Commitments have been terminated.


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

     (g) In the event and on such occasion that the total Exposure exceeds the lesser of the Aggregate Commitments or the Tranche A-1 Borrowing Base (without giving effect to any reduction of the Tranche A-1 Borrowing Base by the amount of the Aggregate Term Outstandings) (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base, without giving effect to any reduction of the Tranche A Borrowing Base by the amount of the Aggregate Term Outstandings), each as then in effect, each of the Borrowers shall promptly prepay Loans and/or cash collateralize the L/C Exposure in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrowers shall not be required to cash collateralize the L/C Exposure pursuant to this SECTION 2.11(g) unless after the prepayment in full of the Loans (other than the Term Loan), the total Exposure exceeds the lesser of the Aggregate Commitments or the Tranche A-1 Borrowing Base (without giving effect to any reduction of the Tranche A-1 Borrowing Base by the amount of the Aggregate Term Outstandings) (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base, without giving effect to any reduction of the Tranche A Borrowing Base by the amount of the Aggregate Term Outstandings), each as then in effect, and PROVIDED further that the Borrowers shall not be required to prepay the Term Loan pursuant to this SECTION 2.11(g) unless after the prepayment in full of the Loans (other than the Term Loan) and the cash collateralization of the L/C Exposure, the total Exposure exceeds the lesser of the Aggregate Commitments or the Tranche A-1 Borrowing Base (without giving effect to any reduction of the Tranche A-1 Borrowing Base by the amount of the Aggregate Term Outstandings) (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base, without giving effect to any reduction of the Tranche A Borrowing Base by the amount of the Aggregate Term Outstandings), each as then in effect.

     (h) In the event and on such occasion that the total Exposure of the Tranche A Lenders exceeds the lesser of the Aggregate Tranche A Commitments or the Tranche A Borrowing Base as then in effect, each of the Borrowers shall promptly prepay Tranche A Loans and/or cash collateralize the L/C Exposure in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrowers shall not be required to cash collateralize the L/C Exposure pursuant to this
SECTION 2.11(h) unless after the prepayment in full of the Tranche A Loans, the total Exposure of the Tranche A Lenders exceeds the lesser of the Aggregate Tranche A Commitments or the Tranche A Borrowing Base as then in effect.

     (i) At any time that any Loans are outstanding, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, including, without limitation, the Net Proceeds of any Permitted Divestiture, such Loan Party shall, within five Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to such Net Proceeds, PROVIDED that any Net Proceeds from the Principal Properties shall be applied solely to the Term Loan.

     (j) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.11(k). Notwithstanding the foregoing provisions of this Section Prepayment of Loans, if at any time the Borrowers are required to make a prepayment under this Section Prepayment of Loans and the Borrowers would incur breakage costs under Section Break Funding Payments as a result of LIBOR Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "AFFECTED

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

LIBOR LOANS"), and PROVIDED that no Default has occurred and is continuing at the time, then the Borrowers may in their sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected LIBOR Loans not immediately prepaid) to be held as security for such obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments in Cash and Cash Equivalents satisfactory to the Administrative Agent and the Company, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are LIBOR Loans (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loans equal to the Affected LIBOR Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders and may be applied to the prepayment of such Loans immediately if an Event of Default has occurred and is continuing.

     (k) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment (other than mandatory prepayments which shall be payable immediately when due without notice and prepayments of Swingline Loans) hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 4:00 p.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., Boston, Massachusetts time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Loans and Borrowings., except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Interest.

     (l) Each prepayment shall be applied to the applicable Loans of the applicable Lenders in accordance with their respective Applicable Percentages.

     (m) Subject to the provisions of Section 7.03, prepayments made pursuant to this Section 2.11 (other than paragraphs (c), (d), and (f) hereof and other than those made with the Net Proceeds of the Principal Properties), FIRST, shall be applied ratably to the Swingline Loans, SECOND, shall be applied ratably to the outstanding Tranche A Loans, THIRD, shall be applied ratably to the outstanding Tranche A-1 Loans, and, FOURTH, if an Event of Default then exists, shall be used to cash collateralize the remaining L/C Exposure; FIFTH, shall, to the extent permitted or required in this Section 2.11, be applied ratably to the outstanding Term Loans, and,


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

sixth, the amount remaining, if any, after the prepayment in full of all Loans outstanding at such time and the cash collateralization of the remaining L/C Exposure in full may be retained by the Borrowers for use in the ordinary course of its business. Prepayments made pursuant to paragraphs (c) and (d) of this
Section 2.11 first shall be applied ratably first to the outstanding Tranche A-1 Loans and then in accordance with the priorities in the preceding sentence. Upon the drawing of any Letter of Credit that has been cash collateralized, the funds held as cash collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the Issuing Bank or the Lenders, as applicable.

     (n) Prepayments of the Term Loan made pursuant to this Section 2.11, including, without limitation those made with the Net Proceeds of the Principal Properties, first, shall be applied ratably to the Term Loans of the Term Lenders, and, second, the amount remaining, if any, after the prepayment in full of all Term Loans outstanding at such time may be retained by the Borrowers for use in the ordinary course of business.

     (o) The Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of Section 5.14.

     SECTION 2.12   FEES.

     (a) The Borrowers shall pay to the Administrative Agent, for its own account, the fees and other charges payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

     (b) The Borrowers shall pay to the Administrative Agent for the account of each Tranche A Lender, in accordance with its Tranche A Applicable Percentage, a fee, calculated on the basis of a 360 day year and actual days elapsed, equal to the percentage set forth under the heading "Tranche A Unused Fee" in the definition of Applicable Margin TIMES the actual daily amount by which the then Aggregate Tranche A Commitments exceed the sum of (A) the principal amount of Tranche A Loans and Swingline Loans, then outstanding, and (B) the then L/C Exposure. In addition, the Borrowers shall pay to the Administrative Agent for the account of each Tranche A-1 Lender, in accordance with its Tranche A-1 Applicable Percentage, a fee, calculated on the basis of a 360 day year and actual days elapsed, equal to the percentage set forth under the heading "Tranche A-1 Unused Fee" in the definition of Applicable Margin TIMES the actual daily amount by which the then Aggregate Tranche A-1 Commitments exceed the principal amount of Tranche A-1 Loans then outstanding. The foregoing fees (the "UNUSED FEES") shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day of each January, April, July and October, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The Unused Fees shall be calculated quarterly in arrears.

     (c) The Borrowers shall pay the Administrative Agent for the account of the Lenders, on the tenth Business Day of each October, January, April and July, in arrears, a fee calculated on the basis of a 360 day year and actual days elapsed (each, a "LETTER OF CREDIT FEE"), equal to the following per annum percentages of the average Stated Amount of the following categories of Letters of Credit outstanding during the three month period then ended:


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

          (i) Standby Letters of Credit for the Borrowers: At a per annum rate equal to the then Applicable Margin for Tranche A LIBOR Loans; and

          (ii) Commercial Letters of Credit for the Borrowers: At a per annum rate equal to fifty percent (50%) of the then Applicable Margin for Tranche A LIBOR Loans.

     (d) The Borrowers shall pay directly to the Issuing Bank for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to one-eighth of one percent (0.125%) per annum, computed on the Stated Amount of such Letter of Credit. Such fronting fees shall be due and payable on the tenth Business Day after the end of each October, January, April and July, in arrears, on the basis of a 360 day year and actual days elapsed, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date of such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with LETTER OF CREDIT AMOUNTS. The Borrowers shall pay to the Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, the reasonable and customary fees, costs and charges of the Issuing Bank in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank in such amounts as shall be mutually agreed by the Company and the Issuing Bank, provided that no such fees, costs or charges shall be payable in respect of the issuance of any Existing Letters of Credit. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative and other Lenders as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

     SECTION 2.13   INTEREST.

     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

     (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Notwithstanding the foregoing, upon the occurrence and during the continuance of a Specified Default, at the written election of the Required Lenders, principal or interest on any Loan shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2.0%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Interest. and (ii) in the case of any other amounts, two percent (2.0%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Interest.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Interest. shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Lender (other than a prepayment of an ABR


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

Loan prior to the end of the Availability Period with respect to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days (or 365/366 days in the case of ABR Loans), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

     (b) the Administrative Agent is advised by a majority in interest of the Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent thereafter notify the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.15   INCREASED COSTS.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement, any Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of


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Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     (e) This Section 2.15 shall not apply to Taxes, which shall be governed exclusively by Taxes.

     SECTION 2.16 BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of the acceleration of the Obligations upon the occurrence of an Event of Default or in accordance with the provisions of Section 2.02), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section The Company shall


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notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment (other than mandatory prepayments which shall be payable immediately when due without notice and prepayments of Swingline Loans) hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 4:00 p.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., Boston, Massachusetts time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Loans and Borrowings., except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Interest.. and is revoked in accordance therewith), or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section Mitigation Obligations; Replacement of Lenders, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17   TAXES.

     (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall


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make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

     (b) In addition, each of the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

     (c) Each of the Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, along with a reasonably detailed explanation of the tax issue, delivered to a Borrower by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of any jurisdiction in which any Borrower is located or doing business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent) or to the Administrative Agent, at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from such Borrower or the Administrative Agent advising it of the availability of such exemption or reduction and supplying all applicable documentation. Each Lender will promptly notify the Company and the Administrative Agent in writing if there is any change in such Lender's circumstances that would prevent such Lender from providing updates to the documentation previously delivered or would invalidate any documentation previously delivered.

     (f) If the Administrative Agent, any Lender or Issuing Bank becomes aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section Taxes, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If the Administrative Agent, any Lender or Issuing Bank receives a refund (including pursuant to a claim for a refund made pursuant to the preceding sentence) in respect of


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Indemnified Taxes or Other Taxes as to which it has been indemnified by a
Borrower in which such Borrower has paid additional amounts pursuant to this Section Taxes, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section Taxes with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Administrative Agent, the Lender or Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that such Borrower, upon the request of the Administrative Agent, Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest and other charges, including the reasonable fees and expenses of the Administrative Agent and Collateral Agent) to the Administrative Agent, Lender or Issuing Bank if the Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.

     (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section Taxes shall survive the payment in full of the principal of and interest on all Loans and L/C Disbursements made hereunder.

     (h) Each Non-U.S. Lender shall deliver to the Company and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN (in the case of a Non-U.S. Lender claiming treaty benefits), Form W-8BEN and a tax status certificate in form reasonably acceptable to the Company and the Administrative Agent (in the case of a Non-U.S. Lender claiming portfolio interest exemption), Form W-8ECI or, with respect to a Non-U.S. Lender that is not acting for its own account (e.g., where the Non-U.S. Lender is a partnership or a participating lender), Form W-8IMY, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the expiration, obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and shall promptly notify the Company and the Administrative Agent in writing if there is any change in such Lender's circumstances that would prevent such Lender from providing a new form or would invalidate a form previously delivered. Notwithstanding any other provision of this Section 2.17(h), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(h) that such Non-U.S. Lender is not legally able to deliver.

     (i) Nothing contained in this Section Taxes shall require the Administrative Agent, any Lender or Issuing Bank to make available any of its tax returns (or any other information that it deems, in its sole discretion, to be confidential or proprietary).

     SECTION 2.18   PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS.

     (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of L/C Disbursements, or of amounts payable under Section Increased Costs, Break Funding Payments or Taxes, or otherwise) prior to the time expressly required hereunder or under such other Loan


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Document for such payment (or, if no such time is expressly required, prior to
2:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts 02110, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections Increased Costs, Break Funding Payments, Taxes and Expenses; Indemnity; Damage Waiver shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent and the Collateral Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder in respect of Obligations, then such funds shall be applied in the order and manner set forth in Section 7.03.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment by such Borrower is due to the Administrative Agent for the


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account of any of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of such Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     SECTION 2.19   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) If any Lender (including for this purpose an Issuing Bank) requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount or indemnification payment to any Lender, the Administrative Agent, or any Governmental Authority for the account of any Lender pursuant to
Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section Increased Costs or Taxes, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section Increased Costs, or if a Borrower is required to pay any additional amount or indemnification payment to any Lender, the Administrative Agent, or to any Governmental Authority for the account of any Lender pursuant to Section Taxes, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section Successors and Assigns), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consents shall not be unreasonably withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section Increased Costs or payments required to be made pursuant to Section Taxes, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or


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otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     SECTION 2.20   DESIGNATION OF COMPANY AS EACH BORROWERS' AGENT.

     (a) Each Borrower hereby irrevocably designates and appoints the Company as such Borrower's agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Company and of any other Borrower.

     (b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if such Borrower which is so assuming and agreeing were each of the other Borrowers.

     (c) The Company shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Company has requested a Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

     (d) The authority of the Company to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Company, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Company accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Company shall be bound by the terms hereof, and that as used herein, the term "Company" shall mean and include the newly appointed Company.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees and other Obligations payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers represents and warrants to the Lenders that:

     SECTION 3.01 ORGANIZATION; POWERS. Except as set forth on SCHEDULE 3.01, each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in


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the aggregate, could not reasonably be expected to result in a Material Adverse
Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, equityholder action. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and have been disclosed to the Lenders to their reasonable satisfaction, and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of the Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.04   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

     (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows (i) as of and for the fiscal year ended February 24, 2007, reported on by Pricewaterhouse Coopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 8, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Subsidiaries (other than Pathmark and its Subsidiaries) as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of consolidated operations and retained earnings, consolidated shareholders' equity and consolidated cash flows of Pathmark and its Subsidiaries (i) as of and for the fiscal year ended February 3, 2007, reported on by Deloitte & Touche, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended August 4, 2007, certified by Pathmark's chief financial officer. Such financial statements


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

present fairly, in all material respects, the financial position and results of operations and cash flows of Pathmark and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

     (c) The unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as of September 8, 2007, and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for the twelve month period then ended, certified by the chief financial officer, senior vice president-finance, or treasurer of the Company fairly present the consolidated financial condition of Company and its Subsidiaries as at such date and the consolidated results of operations of the Company and its Subsidiaries for the period ended on such date, in the case of the consolidated balance sheet, giving pro forma effect to the Transactions.

     (d) The consolidated forecasted balance sheet, statements of income and cash flows of the Company and its Subsidiaries delivered to the Lenders were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, a reasonable estimate of the Company's and its Subsidiaries future financial condition and performance, giving pro forma effect to the Transactions.

     (e) Since August 4, 2007, there has been no material adverse change in (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, except as disclosed in the Exchange Act Filings made prior to the Effective Date or in any Schedules or Exhibits to this Agreement as of the Effective Date, (b) after the Effective Date, the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) after the Effective Date, the rights of or benefits available to the Lenders under any Loan Document or (d) the Collateral as a whole.

     SECTION 3.05   PROPERTIES.

     (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted by Section Liens or other Liens reasonably acceptable to the Administrative Agent. As of the Effective Date, the Real Estate listed n SCHEDULE 1.01(C) is the only Real Estate constituting a Principal Property.

     (b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.06   LITIGATION AND ENVIRONMENTAL MATTERS.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Borrowers, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a


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reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.08 INVESTMENT COMPANY STATUS. Neither the Company nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     SECTION 3.09 TAXES. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10 EMPLOYEE BENEFIT PLANS. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11 DISCLOSURE. To the best knowledge of the Borrowers, the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any


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Lender in connection with the negotiation of this Agreement or any other Loan
Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), any material misstatement of fact or omits, as of the date hereof (or in the case of items furnished after the date hereof, when furnished), to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

     SECTION 3.12 SUBSIDIARIES. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company, in each case as of the Effective Date.

     SECTION 3.13 INSURANCE. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The insurance maintained by or on behalf of the Company and the Subsidiaries is in full force and effect and complies with the requirements set forth in Section Insurance.

     SECTION 3.14 LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of any Borrower, threatened. The Company and the Subsidiaries have not been in violation of, in any material respect, the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payments made to employees or any similar matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

     SECTION 3.15   SECURITY DOCUMENTS.

     (a) The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to the Collateral Agent (together with stock powers or other appropriate instruments of transfer executed in blank form). The Collateral Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person.


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

     (b) The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings set forth on SCHEDULE 3.15(b) are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate. Upon such filings and/or the obtaining of "control," the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section Liens hereof.

     (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings set forth on SCHEDULE 3.15(c) in appropriate form are filed in the offices specified on the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section Liens hereof (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

     (d) The Mortgages create in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein (other than those on the Principal Properties which secure obligations due to on account of the Term Lenders and the Collateral Agent with respect to the Term Loan only), a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of the Mortgages with the appropriate Governmental Authorties, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section Liens hereof or other Liens reasonably acceptable to the Collateral Agent.

     SECTION 3.16   FEDERAL RESERVE REGULATIONS.


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     (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

     SECTION 3.17   MERGER AGREEMENT

     (a) As of the date hereof neither the Merger Agreement nor any of the instruments or documents executed in connection therewith have been amended or modified except those modifications or amendments that have been disclosed to the Administrative Agent in writing.

     (b) To the best of the Loan Parties' knowledge the representations and warranties made by Pathmark in connection with the Merger Agreement were true, complete and accurate in all material respects at the time made and continue to be true, complete and accurate in all material respects as of the Effective Date.

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01 EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section Waivers; Amendments):

     (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or
(ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents, the Issuing Bank and the Lenders and dated the Effective Date) of each of (i) Christopher McGarry, Vice President and Legal Compliance Officer of the Company, and (ii) Cahill Gordon & Reindel LLP, counsel for the Loan Parties, substantially in the form of EXHIBITS I and J, respectively, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of the Borrowers hereby requests such counsel to deliver such opinions.

     (c) The Administrative Agent shall have received a true and complete copy of each Loan Party's organizational documents, an incumbency certificate for each person authorized to execute Loan Documents on behalf of a Loan Party, resolutions authorizing the due execution, delivery and performance of the Loan Documents and the Transactions and a good standing certificate from each jurisdiction where a Loan Party is organized and each jurisdiction necessary


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for it to carry on its business and such other documents and certificates as the
Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) Since the date of the Merger Agreement, no change, event or circumstance has occurred that has had a Target Material Adverse Effect that is continuing and no change, event or circumstance has occurred and is continuing that would reasonably be expected to have a Target Material Adverse Effect.

     (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president, a vice president or a Financial Officer of the Company, confirming compliance with the conditions set forth in this Section 4.01.

     (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

     (g) The Collateral Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Loan Parties party thereto, and the Collateral Agent shall have received certificates or other instruments representing all the outstanding Equity Interests of each Subsidiary owned by any Loan Party (excluding the stock certificates representing shares of common stock of a Foreign Subsidiary), together with stock powers or other instruments of transfer with respect thereto endorsed in blank form.

     (h) The Collateral Agent shall have received counterparts of the Security Agreement signed on behalf of the Loan Parties party thereto, together with the following:

          (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

          (ii) a completed Perfection Certificate from the Company dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all relevant attachments contemplated thereby, including the then completed results of a search of the Uniform Commercial Code filings made with respect to the applicable Loan Parties in the jurisdictions contemplated by the applicable Perfection Certificate and copies of the financing statements disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements are permitted by Section Liens or have been released.

     (i) The Collateral Agent shall have received counterparts of the Guaranty signed on behalf of the Loan Parties party thereto.


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

     (j) The Administrative Agent shall have received counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Loan Parties party thereto.

     (k) The Administrative Agent shall have received evidence satisfactory to them that the insurance required by Section Insurance and the Security Documents is in effect.

     (l) The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Company, calculating the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the end of the month ended immediately prior to the Effective Date.

     (m) The Administrative Agent and the Lenders shall have received (i) copies of the audited, unaudited, pro forma and other financial statements, schedules and information of the Company and its Subsidiaries and Pathmark and its Subsidiaries filed under the Securities Act in connection with the offering of the Senior Notes (but excluding information required by Regulation S-X Rule 3-10 to the extent not available after the Company's use of commercially reasonable efforts); and (ii) forecasts prepared by management of the Companies on a quarterly basis for the first year following the Effective Date and on an annual basis for each year thereafter through the Maturity Date.

     (n) The Administrative Agent shall have received the results of satisfactory lien searches (including, without limitation, the results of satisfactory tax lien and judgment lien searches) showing the absence of any Liens (except for the Liens in favor of the Collateral Agent) on any of any of the Collateral other than Liens expressly permitted by Section Liens hereof or Liens which will be terminated on the Effective Date.

     (o) The Administrative Agent shall have received reports in form and substance satisfactory to the Administrative Agent relating to inspections, audits and field searches (which may include conversations with responsible officers and employees) of each Loan Parties' assets (including, without limitation, accounts receivable and inventory), liabilities, books and records, management information systems, cash management, vendor agreements and other agreements related to the Transactions contemplated hereby.

     (p) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Administrative Agent.

     (q) The Administrative Agent shall have received an appraisal, in form and substance satisfactory to the Agents, performed by an appraiser acceptable to the Agents of the Inventory and the Scripts to be pledged or granted as Collateral.

     (r) The Administrative Agent, based upon delivery of a customary officer's solvency certificate together with the consolidated balance sheet of the Company, shall be satisfied that Loan Parties, on a consolidated basis, are Solvent on the Effective Date, before and after giving effect to the Credit Extensions made on the Effective Date.

     (s) The Merger shall have been consummated in accordance with the Merger Agreement, and no provision of the Merger Agreement shall have been waived, amended or otherwise modified in a manner materially adverse to the Lenders without the prior written


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consent of the Administrative Agent. The Administrative Agent shall be reasonably satisfied in all material respects with the terms of any agreements that are material to the interests of the Lenders and are to be entered into in connection with the Merger Agreement. No agreement, order or decree has been entered into or issued requiring the Company, Pathmark or any of their Subsidiaries or Affiliates to hold separate (including by trust or otherwise), divest, dispose of or sell any of their respective businesses or assets with aggregated Allocated Amounts (as defined in the Merger Agreement) in excess of the Threshold Amount (as defined in the Merger Agreement).

     (t) The Administrative Agent shall have received evidence of the receipt by the Company of (i) gross proceeds from the Bridge Financing Facility sale of the Senior Notes of not less than $370,000,000 and (ii) net proceeds from the sale by the Company of non-operating assets in an amount reasonably satisfactory to the Administrative Agent.

     (u) To the extent required to be satisfied on the Effective Date, the Real Estate Eligibility Requirements shall have been satisfied.

     (v) On the Effective Date, the representations and warranties of each Loan Party set forth in Sections 3.01, 3.02, 3.08, 3.15, 3.16 and 3.17 shall be true and correct in all material respects.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section Waivers; Amendments) at or prior to 3:00 p.m., Boston, Massachusetts time on March 4, 2008 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02 EACH CREDIT EVENT. Other than with respect to Loans to be made and Letters of Credit to be issued on the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

     (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless a representation or warranty is made as of a specific date, in which case such representation or warranty shall remain true and correct as of such specified date).

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

     (c) No indictment of, or institution of any legal process or proceeding against, the Company or any Loan Party, under any federal, state, municipal, and other civil or criminal


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

statute, rule, regulation, order, or other requirement having the force of law, which is reasonably likely to have a Material Adverse Effect shall have occurred.

     (d) Each of the Borrowers, in connection with each Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to have represented and warranted on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base. The conditions set forth in this Section 4.02 are for the sole benefit of the Administrative Agent, the Issuing Bank and the Lenders and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent, the Issuing Bank or any Lender.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees and other Obligations payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

     SECTION 5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender each of the following together with all supporting documentation as the Administrative Agent may reasonably require:

     (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Company's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) within 45 days after the end of each of the first two (or three, in the event of a fiscal quarter having four fiscal four week periods) fiscal four-week periods of each fiscal quarter


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

of the Company (other than the first fiscal four-week period of each fiscal year), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; PROVIDED that, the information required by this Section shall not be required with respect to any month during which the average daily Exposure during such month is less than $50,000,000;

     (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default or an Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section Minimum Excess Availability, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section Financial Condition; No Material Adverse Change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or an Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (f) within ten (10) Business Days after the end of each fiscal month, a completed Borrowing Base Certificate calculating and certifying the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such fiscal month, signed on behalf of the Company by one of its Financial Officers, PROVIDED, HOWEVER, that upon the occurrence of a Triggering Event, the Borrowing Base Certificate required by this paragraph will be delivered by the Borrowers weekly within eight (8) Business Days after the end of each calendar week and shall calculate and certify the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the last day of such calendar week;

     (g) prior to the end of the first fiscal quarter of each fiscal year of the Company, a reasonably detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each fiscal quarter during such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available and from time to time, any significant revisions of such budget (including, without limitation, any amounts to be paid to any pension plan (including any Plan, or, the best of the Company's knowledge, a Multiemployer Plan) or to any third party on account of any such pension plan);

     (h) within ten (10) Business Days after any sale, transfer or other disposition of assets permitted by clause (c) of Section Asset Sales, a complete description of such sale, transfer or other disposition, and, with respect to sales, transfers or other dispositions resulting in Net


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

Proceeds greater than $20,000,000, (i) the most recently delivered Borrowing Base Certificate delivered pursuant to Section 5.01(f) revised to give pro forma effect to such sale, transfer or other disposition and (iii) any significant revisions to the budget previously delivered pursuant to clause (g) of this Section;

     (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its stockholders generally, as the case may be;

     (j) the financial and collateral reports described on SCHEDULE C hereto, at the times set forth in such Schedule; PROVIDED that, the information required by this Section shall not be required with respect to any month during which the average daily Exposure during such month is less than $50,000,000;

     (k) upon the reasonable request of the Administrative Agent, (i) a list of all "business associate agreements" (as such term is defined in HIPAA) that any Loan Party has entered into with any Person and true, correct and complete copies of all of such agreements; and (ii) a list of all participation agreements of the Borrowers with health maintenance organizations, insurance programs, preferred provider organizations and other third party payors; and

     (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to SECTION 5.01(a), SECTION 5.01(b) or SECTION 5.01 (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on SCHEDULE 5.01; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (x) at the reasonable request of any Lender, the Company shall deliver paper copies of the documents requested by such Lender to the Administrative Agent for delivery to such Lender, and (y) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on


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behalf of the Loan Parties hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (I.E., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a "PUBLIC LENDER"). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Loan Parties shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (PROVIDED, HOWEVER, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in SECTION 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     SECTION 5.02 NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof (including, without limitation, based upon any provision of any pharmaceutical law or Medicare and Medicaid program rules and regulations applicable to it) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other related ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000;

     (d) during the period commencing on the Effective Date and ending on the date on which Eligible Leaseholds are no longer included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base, the receipt by any Loan Party of any notice from any lessor of such lessor's intention to terminate any Lease relating to Eligible Leaseholds, together with a copy of all such notices of intended termination from the lessors thereunder; and

     (e) any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.


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

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03   INFORMATION REGARDING COLLATERAL.

     (a) The Company will furnish to the Administrative Agent at least fifteen
(15) days (or such shorter period of time as may be agreed to by the Administrative Agent) prior written notice of any change (i) in any Loan Party's corporate, limited liability company or partnership name, (ii) in the location of any Loan Party's its "location" (as determined under Section 9-307 of the UCC), chief executive office or principal place of business (including the establishment of any such new office or facility), (iii) in any Loan Party's organizational structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or state organizational number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral.

     (b) Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section Financial Statements and Other Information, the Company shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Company (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.04 EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section Fundamental Changes.

     SECTION 5.05 PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) (1) the validity or amount thereof is being contested in good faith by appropriate proceedings, (2) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with


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GAAP, and (3) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06 MAINTENANCE OF PROPERTIES. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.07   INSURANCE.

     (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it including the insurance required pursuant to the Security Documents; (ii) maintain such other insurance as may be required by law; and (iii) upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent with certificates evidencing the insurance required by this paragraph. In the event of the Company's or Loan Parties' failure to obtain or maintain the insurance required by this paragraph, without waiving any Event of Default occasioned thereby, the Administrative Agent shall have the right to obtain the required coverage and invoice the Company for the premium payments therefor. To the extent consistent with prudent business practice, the Company may maintain a program of self-insurance in place of any of the insurance required by this paragraph.

     (b) Fire and extended coverage policies with respect to any Collateral shall not include (i) a provision to the effect that any of the Borrowers, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Collateral Agent, to name the Collateral Agent for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders, provided that the requested provisions are available at reasonable cost. Each such policy referred to in this paragraph also shall provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

     (c) If at any time the area in which any Eligible Real Estate or Eligible Leaseholds are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrowers shall obtain flood insurance in such total amount as is reasonable and customary for companies


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

engaged in the business of operating supermarkets, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets.

     (d) The Company and the Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Collateral will be received by the Company and the Loan Parties as agent hereunder for the benefit of the Lenders and deposited in an account subject to a Blocked Account Agreement. Unless a Triggering Event or an Event of Default has occurred and is continuing, the Collateral Agent shall use commercially reasonable efforts to cause any insurance proceeds for which it is loss payee for the benefit of the Secured Parties to be made available to the Borrowers as promptly as practicable after receipt thereof by the Collateral Agent. The Company and the Loan Parties disclaim any right, title or interest in or to such income, payments or proceeds and hereby confirm that the Company and the Loan Parties have granted a first priority security interest to the Collateral Agent (for the benefit of the Lenders) in all such income, payments and proceeds.

     (e) The Company shall continue to maintain, for itself and its subsidiaries, a Directors and Officers insurance policy, and a "Blanket Crime" policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent, which request need not be made in writing, furnish the Administrative Agent certificates evidencing renewal of each such policy.

     SECTION 5.08 CASUALTY AND CONDEMNATION. The Borrowers (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

     SECTION 5.09   BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS.

     (a) The Company will, and will cause each of its Subsidiaries to, keep proper financial records in accordance with GAAP. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent in consultation with the Borrowers, upon reasonable prior notice, no less frequently than semi-annually in any period of twelve (12) consecutive months commencing on or after the Effective Date, to visit and inspect its properties, to examine and make extracts from such records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times. The foregoing provisions are supplemental of the rights of the Administrative Agent set forth in Section 5.09(b) below.


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     (b) The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) in consultation with the Borrowers to conduct commercial finance examinations and appraisals of the assets included in the computation of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base, including supporting systems, processes and controls, all at the expense of the Borrowers
(i) one (1) time during any twelve month period in which Excess Availability is at all times greater than $250,000,000, (ii) up to two (2) times during any twelve month period in which Excess Availability is at any time less than or equal to $250,000,000 but greater than or equal to $100,000,000, (iii) up to three (3) times during any twelve month period in which Excess Availability is at any time less than $100,000,000 and (iv) at any time at the request of the Administrative Agent after the occurrence and the continuation of an Event of Default; PROVIDED, that, notwithstanding the provisions of clause (iii) above, no more than two (2) appraisals of Eligible Real Estate, Eligible Leaseholds, and Scripts may be conducted during any twelve month period unless an Event of Default has occurred and is continuing. In addition to the foregoing the Administrative Agent will have the right to conduct such commercial finance examinations and appraisals at the expense of the Administrative Agent, but no more frequently than twice in any calendar year. The expenses reimbursable by the Borrowers pursuant to his Section shall include the reasonable fees and expenses of any representatives retained by the Administrative Agent.

     (c) The Administrative Agent may, from time to time, engage a third party, reasonably acceptable to the Company to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate and Eligible Leaseholds, provided that such assessments may only be undertaken during the continuance of any Specified Default. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent.

     SECTION 5.10 COMPLIANCE WITH LAWS. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11 USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Loans will be used to (i) to finance a portion of the Merger (including cash compensation to holders of up to ten percent of Pathmark's common stock who have exercised dissenters' rights in accordance with the Merger Agreement and Applicable Law), (ii) to refinance the Existing Financing Agreements, and (iii) for general corporate purposes, including working capital, repayment of Indebtedness (including , without limitation, pursuant to Section 6.08(b)(iii)), capital expenditures, permitted acquisitions, permitted distributions, and stock repurchases. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

     SECTION 5.12 ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the Effective Date or if an Immaterial Subsidiary is not dissolved or liquidated or


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merged into another Loan Party as contemplated by the Company, the Company will notify the Administrative Agent, the Collateral Agent and the Lenders thereof and (a) the Company will cause such Subsidiary (i) to become a party to (A) the Guaranty (or this Agreement if such Subsidiary shall be a Borrower hereunder by executing a Joinder in the form of EXHIBIT R), (B) the Indemnity, Subrogation and Contribution Agreement, (C) the Security Agreement and (D) the Pledge Agreement, in each case in the manner provided therein and within ten (10) Business Days after such Subsidiary is formed or acquired and (ii) promptly to take such actions to perfect the Liens on such Subsidiary's assets granted under the Security Documents as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests of such Subsidiary are owned by or on behalf of any Loan Party, the Company will cause such Equity Interests to be pledged pursuant to the Pledge Agreement within ten (10) Business Days after such Subsidiary is formed or acquired (excluding, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary).

     SECTION 5.13   FURTHER ASSURANCES.

     (a) The Borrowers will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, termination statements, fixture filings and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     (b) During the period commencing on the Effective Date and ending on the date on which Eligible Leaseholds are no longer included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base, if the Appraised Value of all Eligible Leaseholds is at any time less than $300,000,000, the Loan Parties will cause additional Leaseholds having an Appraised Value at least equal to the Leasehold Differential to become the subject of a Mortgage in favor of the Collateral Agent, failing which the Leasehold Cap shall be reduced by the amount of the Leasehold Differential.

     (c) During the period commencing on the Effective Date and ending on the date on which Eligible Leaseholds are no longer included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base, the Borrowers will, and will cause each of the Subsidiaries to, use their commercially reasonable efforts to obtain lease terms in any lease entered into by any Borrower or any Loan Party after the date hereof not expressly prohibiting the recording in the relevant real estate filing office of an appropriate memorandum of lease and the encumbrancing of the leasehold interest of such Borrower or such other Loan Party, as the case may be, in the property that is the subject of such lease.

     (d) If requested by the Administrative Agent in its reasonable discretion, with respect to any Distribution Center, the Loan Parties shall use their commercially reasonable efforts to obtain a Priority of Claims Waiver from the holder of any Indebtedness incurred under Section 6.01(a)(vi) with respect to such Distribution Center.


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     (e) To the extent that the Obligations shall at any time be less than the amount originally set forth in any Mortgage on Real Estate located in the State of New York or to the extent otherwise required by Applicable Law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Borrowers shall to take all further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so too grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Obligations by its terms secured thereby and the validity or priority of any such Lien.

     SECTION 5.14   CASH MANAGEMENT.

     (a) Annexed hereto as SCHEDULE 5.14(a) is a schedule of all DDAs that are maintained by the Loan Parties, which schedule shall include, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

     (b) Annexed hereto as SCHEDULE 5.14(b) is a list describing all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

     (c) Annexed hereto as SCHEDULE 5.14(c) is a list describing all payors of the third party insurance provider accounts from which a Loan Party receives payments of Eligible Third Party Insurance Provider Account Receivables.

     (d) Within ninety (90) days after the Effective Date (or such longer time as the Administrative Agent may, in its sole discretion, agree in writing), each Loan Party shall:

          (i) deliver to the Administrative Agent notifications (each, a "CREDIT CARD NOTIFICATION") substantially in the form attached hereto as EXHIBIT K which have been executed on behalf of such Loan Party and addressed to such Loan Party's credit card clearinghouses and processors;

          (ii) deliver to the Administrative Agent notifications, (each, an "INSURANCE PROVIDER NOTIFICATION") substantially in the form attached as EXHIBIT L which have been executed on behalf of such Loan Party and addressed to such Loan Party's payors of third party insurance providers accounts;

          (iii) enter into a Blocked Account Agreement substantially in the form attached as EXHIBIT M (or in such other form reasonably acceptable to the Administrative Agent) with the banks with which such Borrower maintains accounts into which the DDAs are concentrated (collectively, the "BLOCKED ACCOUNTS") listed on SCHEDULE 5.14(d)(iii) attached hereto; and

          (iv) deliver to the Administrative Agent a notification, (the "Coinstar Notification") substantially in the form attached as Exhibit N which has been executed on behalf of the Loan Parties and addressed to Coinstar, Inc.


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

     (e) At the request of the Administrative Agent (which request shall not be made prior to the date that is forty-five (45) days after the Effective Date), each Loan Party shall deliver to the Administrative Agent notifications (each, a "DDA NOTIFICATION") substantially in the form attached as EXHIBIT O which have been executed on behalf of each Loan Party to each depository institution with which any DDA is maintained.

     (f) Each DDA Notification, Credit Card Notification, Insurance Provider Notification and Blocked Account Agreement and the Coinstar Notification shall require, after the occurrence and during the continuance of a Triggering Event, the Loan Parties shall promptly and in any event within two Business Days, cause the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the "CASH RECEIPTS") to the concentration account maintained by the Administrative Agent at Bank of America (the "AGENT'S ACCOUNT") from:

          (i) the sale of Inventory and other Collateral;

          (ii) all proceeds of collections of Accounts;

          (iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Prepayment Event (provided that the prepayment obligations under this Section 5.14 shall be limited to Prepayment Events relating to Revolving Lender Priority Collateral until the Junior Secured Facilities are in full) or other transaction or event;

          (iv) the then contents of each DDA;

          (v) the then entire ledger balance of each Blocked Account; and

          (vi) the proceeds of all credit card charges.

     (g) Upon the occurrence of a Triggering Event, the Borrowers shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If, at any time after the occurrence of a Triggering Event, any cash or cash equivalents owned by any Loan Party that constitutes Collateral are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Administrative Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

     (h) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements consistent with the provisions of this Section Cash Management. and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Administrative Agent.

     (i) The Borrowers may also maintain one or more disbursement accounts (the "DISBURSEMENT ACCOUNTS") to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. The only Disbursement Accounts as of the Effective Date are those described in SCHEDULE 5.14(i).

     (j) The Agent's Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Agent's Account, (ii) the funds on deposit in the Agent's Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Agent's Account shall be applied as provided in Section 2.11(m) or Section 7.03 of this Agreement, as applicable. In the event that, notwithstanding the provisions of this Section 5.14, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party's other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Agent's Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

     (k) Any amounts received in the Agent's Account at any time when all of the Obligations have been and remain fully repaid shall be remitted to the Borrowers, if and as the Company may request.

     (l) The following shall apply to deposits and payments under and pursuant to this Agreement:

          (i) Funds shall be deemed to have been deposited to the Agent's Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 12:00 noon, Boston, Massachusetts time, on that Business Day;

          (ii) Funds paid to the Administrative Agent other than by deposit to the Agent's Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 12:00 noon, Boston, Massachusetts time, on that Business Day;

          (iii) If notice of a deposit to a Agent's Account or payment is not available to the Administrative Agent until after 12:00 noon, Boston, Massachusetts time, on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m., Boston, Massachusetts time, on the then next Business Day;

          (iv) If any item deposited to the Agent's Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent and the Lenders against all claims and losses resulting from such dishonor or return.


                                      106
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     SECTION 5.15   PRIORITY OF CLAIMS WAIVERS. Unless reserved for in
accordance with the provisions hereof, the Borrowers from time to time shall promptly deliver, or cause to be promptly delivered, a Priority of Claims Waiver from each vendor, landlord, public warehouse operator or other third party bailee that has not provided a Priority of Claims Waiver in form and substance satisfactory to the Administrative Agent for each third party storage facility located in any Priming Jurisdiction.

     SECTION 5.16 BENEFIT PLANS PAYMENTS. The Loan Parties, Subsidiaries and all ERISA Affiliates shall make all required contributions under any Plans or Multiemployer Plans which, if not made, could result in a Material Adverse Effect unless such payment is being contested pursuant to Section Payment of Obligations.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each of the Borrowers covenants and agrees with the Lenders that:

     SECTION 6.01   INDEBTEDNESS; CERTAIN EQUITY SECURITIES.

     (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;

          (ii) Indebtedness existing on the date hereof and set forth in
     SCHEDULE 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof;

          (iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section Investments, Loans, Advances, Guarantees and Acquisitions;

          (iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; PROVIDED that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section Investments, Loans, Advances, Guarantees and Acquisitions;

          (v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (other than in respect of leased real property) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on


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     any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; PROVIDED that (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (B) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (C) the aggregate principal amount of Indebtedness incurred on or after the Effective Date and permitted by this clause (v) and clause (vii) below, plus the aggregate book value of all assets sold after the Effective Date pursuant to sale and leaseback transactions permitted by clause (b) of Section Sale and Leaseback Transactions shall not exceed $300,000,000;

          (vi) Without duplication of Indebtedness described in clause (v) hereof, Indebtedness of the Company or any Subsidiary incurred to finance the acquisition by the Company or any Subsidiary after the Effective Date of real property and improvements thereto (but not inventory or other personal property located therein), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements) or result in an earlier maturity date or decreased weighted average life thereof; PROVIDED that (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing,(B) the terms of such Indebtedness are commercially reasonable and (C) the secured recourse to the Company or any Subsidiary of such Indebtedness shall be limited to the value of the real property and improvements financed by such Indebtedness;

          (vii) Indebtedness of the Company or any Subsidiary relating to purchase money security interests (as defined in the New York Uniform Commercial Code, as amended); PROVIDED that, (A) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall be subject to the limitation set forth in the proviso to clause (v) above.

          (viii) Guarantees by the Company or any of its Subsidiaries of Indebtedness of third parties given in connection with the acquisition or improvement of real property for use in the business of the Company and its Subsidiaries not exceeding $10,000,000 at any one time outstanding;

          (ix) software licenses required to be reflected as indebtedness on the Company's consolidated balance sheet in an aggregate amount not exceeding $10,000,000;

          (x) without duplication of any other Indebtedness permitted hereunder, liabilities for leases of real property characterized as Indebtedness for purposes of GAAP;


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          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

          (xii) Indebtedness on account of the Series A Warrants issued to Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Yucaipa American Alliance Fund I, L.P. in connection with the Transactions to the extent that GAAP requires such Warrants to be included as a liability on the Consolidated balance sheet of the Company and its Subsidiaries; and

          (xiii) Indebtedness of the Borrowers under the Junior Secured Facilities and on account of the Convertible Notes, in an aggregate principal amount not to exceed $500,000,000 outstanding at any time (or, with respect to the Convertible Notes only, such greater amount as the Administrative Agent, in its discretion, may agree).

     (b) The Company will not, nor will the Company permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than Qualified Preferred Stock.

     SECTION 6.02 LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Loan Documents and the Blocked Account Agreements;

     (b) Permitted Encumbrances;

     (c) any Lien on any property or asset of the Company or any Subsidiary set forth in SCHEDULE 6.02; PROVIDED that (i) such Lien shall not apply to any asset contained in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base,
(ii) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, the obligations thereunder or the property or assets securing such obligations;

     (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of any reasonable premiums, fees and expenses incurred in connection with any such extensions, renewals and replacements);

     (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the


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cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

     (f) Liens on real properties and improvements thereto (but not inventory or other personal property located therein) owned or leased by the Company or any Subsidiary; PROVIDED that such Liens secure Indebtedness permitted by clause
(vi) of SECTION 6.01(a);

     (g) Liens of sellers of goods to any Loan Party arising under the provisions of Applicable Law similar to Article 2 of the UCC in the ordinary course of business, covering only goods (other than Inventory and Equipment (as defined in the Security Agreement) included in Tranche A Borrowing Base or the Tranche A-1 Borrowing Base), and Liens that secure Indebtedness permitted by clause (vii) of SECTION 6.01;

     (h) Liens constituting leasehold interests made by a Loan Party as lessor entered into in the ordinary course of business;

     (i) Any right, title and interest of the landlord under any lease pursuant to which a Loan Party has a leasehold interest in any property or assets and any liens that by operation of law have been placed by such landlord on property over which any Loan Party has any real property interest; and

     (j) Liens securing the Indebtedness of the Company under the Junior Secured Facilities; PROVIDED, HOWEVER, that the Liens securing the Indebtedness of the Company under the Junior Secured Facilities shall be expressly subordinate to the Liens on the Revolving Lender Priority Collateral in favor of the Collateral Agent in accordance with the Intercreditor Agreement.

     SECTION 6.03   FUNDAMENTAL CHANGES.

     (a) The Company will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into or with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Loan Party) is a Loan Party (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and the Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders; (iv) any Immaterial Subsidiary may liquidate or dissolve, and (v) the Company may cause the Merger as contemplated in the Merger Agreement to be undertaken, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section Investments, Loans, Advances, Guarantees and Acquisitions.

     (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company


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and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04 INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidence of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a) Cash and Cash Equivalents;

     (b) investments existing on the date hereof and set forth on Schedule 6.04 and any other investments from time to time not to exceed at any time outstanding an aggregate principal amount in excess of the Net Proceeds received from the disposition of investments permitted by this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE.;

     (c) investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (excluding the common stock of any Foreign Subsidiary), (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $20,000,000 at any time outstanding and
(iii) neither the Company nor any of the Subsidiaries will create or acquire any Subsidiary after the Effective Date that is not a Loan Party;

     (d) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; PROVIDED that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

     (e) Guarantees constituting Indebtedness permitted by Section Indebtedness; Certain Equity Securities; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

     (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (g) non-cash consideration received in connection with the sale, transfer, lease or disposition of any asset in compliance with Sections Asset Sales and Sale and Leaseback Transactions;


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     (h) other investments made after the Effective Date; provided that at any time there is any outstanding Exposure hereunder, (i) the aggregate amount of such investments plus the aggregate amount of Restricted Payments made pursuant to Section 6.08(a)(i) shall not exceed $150,000,000 in the aggregate and (ii) immediately before and after giving effect to the making of any such Investments, (A) Excess Availability shall be in an amount greater than twenty percent (20%) of the Tranche A-1 Borrowing Base (or, if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base) then in effect, and (B) no Default or Event of Default has occurred and is continuing; and

     (i) earn-outs and other customary post-disposition obligations arising out of Permitted Divestitures.

     SECTION 6.05 ASSET SALES. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

     (a) sales, transfers or other dispositions of inventory, used or surplus equipment, or Cash or Cash Equivalents made pursuant to Section 6.04(a) or (h), in each case in the ordinary course of business;

     (b) sales, transfers and dispositions to the Company or a Subsidiary; PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section Transactions with Affiliates;

     (c) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; PROVIDED that immediately before and after giving effect to such sale, transfer or disposition (i) the Loan Parties, on a consolidated basis, are Solvent, and (ii) no Default or Event of Default has occurred or is continuing; and PROVIDED further that the assets sold, transferred or otherwise disposed of (including assets sold, transferred or disposed of by means of the sale, transfer or disposition of any Equity Interests) in reliance upon this clause (c) during any fiscal year of the Company shall not exceed fifteen percent (15%) of the operating assets of the Loan Parties as of the Effective Date;

     (d) sales of assets pursuant to sale and leaseback transactions permitted by Section Sale and Leaseback Transactions;

     (e) leases or subleases of property (excluding sale and leaseback transactions) by any Loan Party in the ordinary course of business;

     (f) Permitted Divestitures, provided that any Net Proceeds received by the Borrowers and the Subsidiaries in connection with any such Permitted Divestiture shall be paid to the Administrative Agent for application to the Obligations in accordance with the provisions of Section 2.11(m);

     (g) the Borrowers and the Subsidiaries may enter into Asset Swaps, provided that the aggregate fair market value of the stores or facilities transferred by the Borrowers and the Subsidiaries pursuant to Asset Swaps in a year shall not exceed $10,000,000;


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     (h) (i) mergers and consolidations, and (ii) liquidations and dissolutions, in each case in compliance with Section 6.03(a); and

     (i) sales of assets or Equity Interests of Subsidiaries acquired by the Company in its acquisition of Best Cellars, Inc. and the Subsidiaries of Best Cellars, Inc.;

PROVIDED that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and at least 70% cash consideration (other than those permitted by clauses (a), (b) and (h) above).

     SECTION 6.06 SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except (a) any such sale of any fixed or capital assets that is made for consideration having a cash component in an amount not less than the greater of (i) the fair market value of such fixed or capital asset, or (ii) the amount, if any, of availability generated by such asset (without giving effect to any amounts which have been advanced against such asset) under the Tranche A-1 Borrowing Base (or if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base) and, in each case, is consummated within 180 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset, and (b) any other such sale of fixed or capital assets, provided that (i) any such sale of any fixed or capital assets that is made for consideration having a cash component in an amount not less than the amount, if any, of availability generated by such asset (without giving effect to any amounts which have been advanced against such asset) under the Tranche A-1 Borrowing Base (or if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base), and (ii) the aggregate book value of all assets sold after the Effective Date pursuant to this clause (b) shall be subject to the limitation set forth in the proviso to clause (v) of Section 6.01(a).

     SECTION 6.07 HEDGING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate interest rate, currency or energy exposure to which the Company or any Subsidiary is exposed in the conduct of its business.

     SECTION 6.08   RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.

     (a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may make any Restricted Payment provided that immediately before and after giving effect to any such Restricted Payment (1) the Loan Parties, on a consolidated basis, are Solvent, (2) Excess Availability on the date of any such dividend and average monthly Excess Availability projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of Tranche A-1 Borrowing Base (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base), and (3) no Default or Event of Default has occurred and is continuing, (ii)


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the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock.

     (b) The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) in respect of principal of, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of,
(i) any Indebtedness of the Company or any Subsidiary that is scheduled to mature after the Maturity Date, (ii) any other Indebtedness of the Company or any Subsidiary provided that:

          (i) except as provided in clauses (iv) and (v) below, the Loan Parties may make regularly scheduled or mandatory repayments or redemptions of Indebtedness permitted under Section 6.01 (including, without limitation, payments of principal and interest as and when due);

          (ii) the Company or any Subsidiary may make voluntary payments and distributions in respect of any Indebtedness of the Company or any Subsidiary, provided that immediately before and after giving effect to any such distribution or payment (A) the Loan Parties, on a consolidated basis, are Solvent, (B) Excess Availability on the date of such distribution or payment and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Tranche A-1 Borrowing Base (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base), and (C) no Default or Event of Default has occurred and is continuing or would arise therefrom;

          (iii) the Company may repay the Bridge Financing Facility (A) with the proceeds of the Senior Notes and/or Convertible Notes, (B) in an amount equal to the Net Proceeds received from any Permitted Divestiture (other than with the proceeds of Collateral included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base) and (C) in an amount equal to any Net Proceeds received from the disposition of any Collateral not constituting Revolving Lender Priority Collateral;

          (iv) the Company may make mandatory prepayments of principal due under the Convertible Notes as long as immediately before and after giving effect to any such distribution or payment (A) the Loan Parties, on a consolidated basis, are Solvent, (B) Excess Availability on the date of such payment and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Tranche A-1 Borrowing Base (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base), and (C) no Default or Event of Default has occurred and is continuing or would arise therefrom;

          (v) the Company may make mandatory prepayments of principal due under the Senior Notes (i) in an amount equal to any Net Proceeds received from the disposition of any Collateral not constituting Revolving Lender Priority Collateral, and (ii) in all other circumstances, as long as immediately before and after giving effect to any such


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     distribution or payment (A) the Loan Parties, on a consolidated basis, are
     Solvent, (B) Excess Availability on the date of such payment and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Tranche A-1 Borrowing Base (or, if the Tranche A-1 Commitments have been terminated, the then Tranche A Borrowing Base), and (C) no Default or Event of Default has occurred and is continuing or would arise therefrom; and

          (vi) refinancings and refundings of such Indebtedness subject to and in accordance with the terms of this Agreement.

     SECTION 6.09 TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, or (b) transactions between or among the Loan Parties not involving any other Affiliate.

     SECTION 6.10 RESTRICTIVE AGREEMENTS. Except as set forth in SCHEDULE 6.10, the Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien securing Obligations or any refinancing thereof upon any property or assets actually owned by it, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary provisions included in licenses, contracts, leases, agreements and other instruments restricting assignment and/or encumbrance, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.11 AMENDMENT OF MATERIAL DOCUMENTS. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of (a) the provisions of its certificate of incorporation, by-laws or other organizational documents in a manner materially adverse to the Lenders (b) its rights and obligations under other Material Contracts in a manner materially adverse to the Lenders, (c) the terms of the Company's 9?% Senior Quarterly Interest Bonds due 2039 and any refinancings or replacements of any of the foregoing in a manner materially adverse to the Lenders, or (d) the terms of the Junior Secured Facilities or the Convertible Notes and any refinancings or replacements of any of the foregoing, in the case of all of the foregoing, (i) to increase the "Applicable Margin" or similar component of the interest


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rate applicable thereto by more than two percent (2%) per annum in the aggregate
(excluding increases resulting from (A) increases in the underlying reference rates, (B) increases required under the credit agreement evidencing the Bridge Financing Facility as in effect on the date hereof, (C) the accrual of interest at the default rate and (D) in the case of any Senior Notes, the issuance thereof at market rates in effect on the date of issuance); or (ii) shorten the scheduled maturity date of the Junior Secured Facilities or the Convertible
Notes other than as the result of an acceleration after the occurrence of an event of default thereunder; or (iii) increase the principal amount of the Junior Secured Facilities or the Convertible Notes other than by the amount of any accrued and unpaid interest, any premium or other amount paid in respect thereof, and fees and expenses incurred in connection with such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring or modification thereof; or (iv) change the prepayment, redemption or defeasance provisions thereof in a manner adverse to any Loan Party; or (v) is otherwise materially adverse to the Lenders.

     SECTION 6.12 MINIMUM EXCESS AVAILABILITY. The Loan Parties shall not permit Excess Availability, at any time, to be less than the lesser of (a) ten percent (10%) of the then Tranche A-1 Borrowing Base (or if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base) and (b) ten percent (10%) of the Aggregate Commitments.

     SECTION 6.13 LIMITATION ON CHANGE IN FISCAL YEAR. The Company will not permit its fiscal year to end on a date other than the last Saturday in the month of February in each calendar year.

                                  ARTICLE VII

                                Events of Default

     SECTION 7.01 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur:

     (a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (including, as required under Section 2.11) or otherwise;

     (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) any Borrower shall (i) fail to observe or perform any covenant, condition or agreement contained in Sections 5.01 (excluding clauses (a), (b), (c) and (f) thereof), Notices of


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Material Events (other than Section 5.02(d)), Existence; Conduct of Business
(with respect to the existence of any Borrower), Use of Proceeds and Letters of Credit or 5.14(f) or in Article Negative Covenants or (ii) fail to observe or perform any covenant, condition or agreement contained in clauses (a), (b) or
(c) of Section 5.01, and such failure shall continue unremedied for a period of fifteen (15) days (thirty (30) days if approved in writing by the Administrative Agent in its discretion) or (iii) fail to observe or perform any covenant, condition or agreement contained in clause (f) of Section 5.01 (subject to a grace period of up to five (5) Business Days if approved in writing by the Administrative Agent in its discretion) or (iv) fail to observe or perform any covenant, condition or agreement contained in Section 5.07, and such failure shall continue unremedied for a period of five (5) days or (v) fail to observe or perform any covenant, condition or agreement contained in Section 5.09(b) and such failure shall continue unremedied for a period of fifteen (15) days;

     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Company (which notice may be given at the request of any Lender);

     (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the


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material allegations of a petition filed against it in any such proceeding, (v)
make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent's failure (x) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or (y) to file any document delivered by the Loan Parties to it for filing or (iii) as a result of the Collateral Agent's failure to take any action that the Company reasonably requests, in writing, the Collateral Agent to take;

     (n) a Change in Control shall occur; or

     (o) the occurrence of an event of default on the part of the Company or any Loan Party under any Material Contract or Material Indebtedness to which the Company or any Loan Party is a party or any indenture or other agreement relating to any Material Indebtedness of the Company or any Loan Party;

     (p) the determination by the Company or any Loan Party, to suspend the operation of their business in the ordinary course, liquidate all or substantially all of the Company's or such Loan Party's assets or employ an agent or other third party to conduct a program of closings, liquidations or "Going-Out-Of-Business" sales of all or substantially all of the business; or

     (q) any Loan Document shall not be in full force and effect.

         Solely for purposes of determining whether a Default or Event of Default has occurred under clause (h), (i) or (j) of this Article Events of Default, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Excluded Subsidiary.


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     SECTION 7.02   REMEDIES UPON EVENT OF DEFAULT. If any Event of Default
occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

     (a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

     (c) require that the Loan Parties cash collateralize the L/C Exposure;

     (d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, may (and at the direction of the Required Lenders, shall) proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default under
Section 7.01(h) or (i), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to cash collateralize the L/C Exposure as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties.

     No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

     SECTION 7.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 7.02 (or after the Loans have automatically become immediately due and payable and the L/C Exposure have automatically been required to be cash collateralized as set forth in the proviso to SECTION 7.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     (a) ALL COLLATERAL OTHER THAN PRINCIPAL PROPERTIES:

          FIRST, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses and other amounts (including fees,


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     charges and disbursements of counsel to the Administrative Agent and the
     Collateral Agent and amounts payable under ARTICLE II payable to the Administrative Agent and the Collateral Agent), each in its capacity as such;

          SECOND, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Tranche A Lenders, the Term Lenders and the Issuing Bank, ratably among them in proportion to the amounts described in this clause Second;

          THIRD, to the extent that Swingline Loans have not been refinanced by a Loan, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

          FOURTH, to payment of that portion of the Obligations (other than Tranche A-1 Loans and L/C Exposure in which the Tranche A-1 Lenders participate) constituting accrued and unpaid interest on the Loans, L/C Exposure and such other Obligations, and fees (including Letter of Credit
     Fees), ratably among the Tranche A Lenders, the Term Lenders and the Issuing Bank in proportion to the respective amounts described in this clause FOURTH payable to them;

          FIFTH, to the extent that Swingline Loans have not been refinanced by a Loan, to payment to the Swingline Lender of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

          SIXTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than Tranche A-1 Loans) unreimbursed L/C Disbursements (other than those in which the Tranche A-1 Lenders participate), ratably among the Tranche A Lenders, the Term Lenders and the Issuing Bank in proportion to the respective amounts described in this clause SEVENTH held by them;

          SEVENTH, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit (other than those in which the Tranche A-1 Lenders participate);

          EIGHTH, ratably to pay any fees, indemnities, expenses and other amounts then due to the Tranche A-1 Lenders until paid in full;

          NINTH, ratably to pay accrued and unpaid interest in respect of the Tranche A-1 Loans until paid in full;

          TENTH, ratably to pay principal due in respect of Tranche A-1 Loans until paid in full;

          ELEVENTH, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit in which the Tranche A-1 Lenders participate;


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          TWELFTH, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause TWELFTH held by them

          THIRTEENTH, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause THIRTEENTH held by them;

          FOURTEENTH, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause FOURTEENTH held by them; and

          LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Applicable Law.

Subject to SECTION 2.06, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clauses SEVENTH and ELEVENTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Any amounts received by the Term Lenders pursuant to Section 7.03(a) shall be held as cash collateral for the Obligations relating to the Term Loans until (i) the liquidation of the Principal Properties and application of the Net Proceeds thereof to the Term Loans, or (ii) such earlier date that the Administrative Agent and the Company shall otherwise agree.

          (b) PRINCIPAL PROPERTIES

               FIRST, to payment of fees, indemnities, expenses and other amounts, including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent, with respect to the realization on the Principal Properties;

               SECOND, to payment of accrued and unpaid interest on the Term Loans, ratably among the Term Lenders in proportion to the respective amounts described in this clause SECOND payable to them

               THIRD, to payment of unpaid principal of the Term Loans ratably among the the Term Lenders in proportion to the respective amounts described in this clause THIRD held by them;

               FOURTH, to payment of all other Obligations relating solely to the Term Loan ratably among the Term Lenders in proportion to the respective amounts described in this clause FOURTH held by them; and

               LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Applicable Law.


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                                  ARTICLE VIII

                                   THE AGENTS

     SECTION 8.01   APPOINTMENT AND ADMINISTRATION BY ADMINISTRATIVE AGENT.

     Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and each Issuing Bank each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     SECTION 8.02   APPOINTMENT OF COLLATERAL AGENT.

     Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Lenders and each Issuing Bank each hereby (a) irrevocably authorizes the Collateral Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

     SECTION 8.03   AGREEMENT OF APPLICABLE LENDERS.

     Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Lenders, action shall be taken by the Administrative Agent, for and on behalf or for the benefit of all Credit Parties upon the direction of the requisite percentage of Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Waivers; Amendments.


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     SECTION 8.04   LIABILITY OF AGENTS.

     (a) The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement by or through any of its officers, agents and employees, and no Agent nor its respective directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence, bad faith or willful misconduct. No Agent or its respective directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the requisite percentage of Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, no Agent or any of its respective directors, officers, employees, or agents shall be: (i) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Credit Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

     (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Credit Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

     (d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Credit Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the requisite percentage of the Lenders as it deems appropriate or they shall first


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be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

     SECTION 8.05   NOTICE OF DEFAULT.

     The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Credit Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Administrative Agent shall (subject to the provisions of Waivers; Amendments.) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

     SECTION 8.06   CREDIT DECISIONS.

     Each Credit Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Credit Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

     SECTION 8.07   REIMBURSEMENT AND INDEMNIFICATION.

     Each Credit Party (other than the Agents) agrees to (i) reimburse the Agents and their Affiliates for such Credit Party's Applicable Percentage of (x) any expenses and fees incurred by any Agent for the benefit of Credit Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Credit Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) any expenses of any Agent incurred for the benefit of the Credit Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse and
(ii) indemnify and hold harmless each Agent and any of its Affiliates, directors, officers, employees, or agents, on demand, in the amount of such Credit


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Party's Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Credit Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by any Agent against any Credit Party (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent); PROVIDED, HOWEVER, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Credit Party in its capacity as such. The provisions of this Reimbursement and Indemnification. shall survive the repayment of the Obligations and the termination of the Commitments.

     SECTION 8.08   RIGHTS OF AGENTS.

     It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent hereunder.

     SECTION 8.09   NOTICE OF TRANSFER.

     The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Successors and Assigns.

     SECTION 8.10 SUCCESSOR AGENTS.

     Any Agent may resign at any time by giving thirty (30) Business Days' written notice thereof to the other Credit Parties and the Company. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Event of Default, shall be reasonably satisfactory to the Company (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Event of Default, shall be reasonably satisfactory to the Company (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to


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and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

     SECTION 8.11   RELATION AMONG THE LENDERS.

     The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

     SECTION 8.12   REPORTS AND FINANCIAL STATEMENTS.

     By signing this Agreement, each Lender:

          1) agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities due or to become due to such Lender;

          2) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Company hereunder (including, without limitation, those described in Sections 5.01(a) through (f) hereof) and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the "Reports");

          3)   expressly agrees and acknowledges that the Administrative Agent
               (i) makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

          4) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

          5)   agrees to keep all Reports confidential in accordance with
               Section 9.12; and

          6) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the


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               indemnifying Lender's purchase of, a Loan or Loans of the
               Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     SECTION 8.13   AGENCY FOR PERFECTION.

     Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent's instructions.

     SECTION 8.14   DELINQUENT LENDER.

     (a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swingline Loans or L/C Exposure (a "DELINQUENT LENDER") and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders' respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in SECTION 2.13(c) hereof from the date when originally due until the date upon which any such amounts are actually paid.

     (b) The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Delinquent Lender for no cash consideration (PRO RATA, based on the


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respective Commitments of those Lenders electing to exercise such right), of the
Delinquent Lender's Commitment to fund future Loans. Upon any such purchase of the Applicable Percentage of any Delinquent Lender, the Delinquent Lender's share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

     (c) Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

     SECTION 8.15 COLLATERAL AND GUARANTY MATTERS. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release or direct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02;

     (b) to release any Loan Party from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

     (c) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's or the Collateral Agent's authority, as applicable, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 8.14. In each case as specified in this Section 8.14, the Administrative Agent and the Collateral Agent will, at the Company's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 8.15.

     SECTION 8.16   SYNDICATION AGENT; DOCUMENTATION AGENT AND LEAD ARRANGER.

     Notwithstanding the provisions of this Agreement or any of the other Loan Documents, no Person who is or becomes a Syndication Agent or a Documentation Agent nor the Lead


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Arranger shall have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01   NOTICES.

     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to any Borrower, to it in care of the Company at Two Paragon Drive, Montvale, New Jersey 07645, Attention of the Treasurer (Telecopy No.
     (201) 571-8036) with a copy to the Company at Two Paragon Drive, Montvale, New Jersey 07645, Attention of the Office of General Counsel (Telecopy No.
     (201) 571-8106);

          (ii) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Christine Hutchinson (Telecopy No. (617) 790-1234), (E-Mail to christine.hutchinson@bankofamerica.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456), (E-Mail to dberman@riemerlaw.com);

          (iii) if to the Issuing Bank, to it at Letters of Credit Department, Bank of America, N.A. 1 Fleet Way, Scranton, Pennsylvania 18507, Attention Michael Grizzanti (telecopy No. (800) 755-8743), (E-Mail to
     Michael.A.Grizzanti@bankofamerica.com);

          (iv) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     (b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of


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an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the "AGENT PARTIES") have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties' or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; PROVIDED, HOWEVER, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the Issuing Banks or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     SECTION 9.02   WAIVERS; AMENDMENTS.

     (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

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(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto (other than the Intercreditor Agreement as to which the agreement of the Loan Parties to any amendment or modification shall not be required), in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or unreimbursed L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section Repayment of Loans; Evidence of Debt or the required date of reimbursement of any L/C Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.11(l), 2.11(m), 2.11(n), If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder in respect of Obligations, then such funds shall be applied in the order and manner set forth in Section 7.03., 2.18If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. or 7.03, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) directly or indirectly (A) increase any of advance rates contained in


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the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base (including, without limitation, any increase to the Leasehold Cap or the percentages of Eligible Scripts, Eligible Leaseholds and Eligible Real Estate which may comprise the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base) without the written consent of each Lender, (B) add additional categories of assets to the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base (e.g. intellectual property) without the written consent of each Lender, or (C) any other provisions of the definitions of "Tranche A Borrowing Base", "Tranche A-1 Borrowing Base", "Eligible Inventory", "Eligible Coinstar Receivables", "Eligible Credit Card Accounts Receivable", "Eligible Third Party Insurance Provider Accounts Receivable", "Eligible Real Estate", "Eligible Leaseholds" or "Scripts", in each case in a manner adverse to the interests of the Lenders or in a manner that would make more credit available to the Borrowers, without the written consent of the Required Lenders (calculated for the purpose of this clause (B) as though the percentage specified in the definition of "Required Lenders" were 66-2/3% instead of 50%), (vii) increase the total Commitments (other than, with respect to the Tranche A Commitments, in accordance with Section 2.02), without the written consent of each Lender, (viii) release any Loan Party from its Guarantee under the Guaranty (except as expressly provided in the Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Lender or (ix) release (A) all or any substantial part of the Collateral from the Liens of the Security Documents (except with respect to sales or transfers of, and other transactions relating to, Collateral permitted pursuant to the Loan Documents), without the written consent of each Lender, or (B) the Principal Properties from the Liens of the Security Documents (except with respect to sales or transfers of, and other transactions relating to, the Principal Properties permitted pursuant to the Loan Documents), without the written consent of each Term Lender and the Required Lenders (which, for purposes of calculation, shall include the Term Lenders); PROVIDED FURTHER that no such agreement shall (x) directly or indirectly change (A) any of advance rates contained in the Tranche A-1 Borrowing Base without the written consent of each Tranche A-1 Lender, (B) any other provisions of the definitions of "Tranche A-1 Borrowing Base" in a manner adverse to the interests of the Tranche A-1 Lenders or in a manner that would make more credit available to the Borrowers under the Tranche A-1 Borrowing Base, without the written consent of 66-2/3% of the Tranche A-1 Lenders, or (C) any provisions relating to the conditions precedent to the payment or prepayment of the Tranche A-1 Loans, the reduction of termination of the Tranche A-1 Commitments, or the conditions to the making of Tranche A-1 Loans under Section 2.01(f) hereof without the written consent of the Tranche A-1 Lenders, or (y) amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank or the Collateral Agent without the prior written consent of the Administrative Agent or the Issuing Bank or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into between the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing
Bank) if (i) by the terms of such agreement, the Commitment and L/C Exposure of each Lender not consenting to the amendment provided for therein shall, for such Lender, terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan owed to it and all other amounts owing to it or accrued for its account under this Agreement.

     SECTION 9.03   EXPENSES; INDEMNITY; DAMAGE WAIVER.


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(a) The Borrowers agree, jointly and severally, to pay (i) all fees and reasonable out-of-pocket expenses (including, without limitation, the fees and expenses incurred in connection with any field examination and any appraisal of any of the Collateral) incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, supplements, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank and/or any Lender) incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, PROVIDED THAT the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

(b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its subsidiaries, or any Environmental Liability related to the operations of the Company or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final judgment


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to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee, or relate to Hazardous Materials that first arise at any property owned by a Borrower after such property is transferred to any Indemnitee or its successors and assigns by foreclosure, deed in lieu of foreclosure or similar transfer.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its Applicable Percentage.

     (d) To the extent permitted by Applicable Law, none of the Borrowers shall assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     (f) For the avoidance of doubt, this Section 9.03 shall not apply to Tax matters, which shall be governed exclusively by Taxes.

     SECTION 9.04   SUCCESSORS AND ASSIGNS.

     (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 9.04(b), (ii) by way of participation in accordance with the provisions of subsection Section 9.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.04(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.


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     (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 9.04(b), participations in L/C Exposure and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

          (i) MINIMUM AMOUNTS

               (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

               (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); PROVIDED, HOWEVER, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

          (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to such Lender's Tranche A Loans, Term Loans and Tranche A Commitment, except that this clause (ii) shall not (A) apply to the Swingline Lender's rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or any portion of its rights and obligations with respect to (1) its Tranche A Commitment and Term Loan and (2) its Tranche A-1 Commitment on a non-pro rata basis;

          (iii) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

               (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of such Lender; and


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               (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

               (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

               (D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

          (iv) ASSIGNMENT AND ACCEPTANCE. The parties to each assignment (other than assignments by a Lender to its Affiliate or an Approved Fund of such Lender or pursuant to Sections 2.09, 2.19 or 9.04(f)) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 2.15, 2.16, 2.17 and 9.03. with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 9.04(d).

          (c) REGISTER.

               (i) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive,


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          absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (ii) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Assignment unless it has been recorded in the Register as provided in this paragraph.

          (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties' Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, supplement, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the first proviso to SECTION 9.02(b) that affects such Participant. Subject to Section (c), each Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.15, 2.16 and
     2.17 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
     SECTION 2.18(c) as though it were a Lender.

          (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTIONS 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with SECTION 2.17(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters


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

     the name and address of each participant and the principal and interest amount of each participant's interest in the Loans held by it (the "PARTICIPANT REGISTER"). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.

          (f) CERTAIN PLEDGES. Any Lender may at any time grant, pledge, hypothecate or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any grant, pledge, hypothecation or assignment to secure obligations to a Federal Reserve Bank, and none of the restrictions or conditions set forth in this SECTION 9.04 related to any grant, pledge, hypothecation or assignment shall apply to any such grant, pledge, hypothecation or assignment of a security interest; PROVIDED that no such grant, pledge, hypothecation or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee, pledgee, hypothecatee or assignee for such Lender as a party hereto.

          (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          (h) RESIGNATION AS ISSUING BANK OR SWINGLINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days' notice to the Company, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to SECTION 2.05. Upon the appointment of a successor Issuing Bank and/or Swingline Lender,
     (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.


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     SECTION 9.05   SURVIVAL. All covenants, agreements, representations and
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections Increased Costs, Break Funding Payments, Taxes and Expenses; Indemnity; Damage Waiver and Article The Agents shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section Effective Date, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08 RIGHT OF SETOFF. If one or more Events of Default shall have occurred and be continuing, each Lender shall have the right, in addition to and not in limitation of any right which any such Lender may have under Applicable Law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or its Affiliates to or for the credit or the account of any of the Borrowers against any of and all the obligations of any of the Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under


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 this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. No Credit Party will, or will permit its Participant to, exercise its rights under this Section 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE THE RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     SECTION 9.09   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

     (b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any of the Borrowers or their respective properties in the courts of any jurisdiction.

     (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section Notices. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


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     SECTION 9.10   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12 CONFIDENTIALITY. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below) except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, and funding sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "INFORMATION" means all information received from any of the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any of the Borrowers; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges


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and other amounts which are treated as interest on such Loan under Applicable
Law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14   PATRIOT ACT.

     Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Borrowers, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 9.15   FOREIGN ASSET CONTROL REGULATIONS.

         Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. ss. 1 et seq., as amended) (the "TRADING WITH THE ENEMY ACT") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "FOREIGN ASSETS CONTROL REGULATIONS") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "EXECUTIVE ORDER") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person" or in any manner violative of any such order.

     SECTION 9.16   ADDITIONAL WAIVERS.


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     (a) The Obligations are the joint and several obligation of each Loan
Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Collateral Agent the Issuing Bank or any Lender.

     (b) The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations and termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations and termination of the Commitments).

     (c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations and termination of the Commitments. The Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full and the Commitments terminated. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

     (d) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to


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perform its Obligations under the Loan Documents and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the none of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall have any duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to inform any Loan Party of any such information.

     SECTION 9.17   NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Loan Parties, on the one hand, and the Agents, the Issuing Bank and the Lenders, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Agent, Issuing Bank and Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Agent, Issuing Bank or Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Agents, Issuing Bank or Lenders has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Agent, Issuing Bank or Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agent, Issuing Bank and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agent, Issuing Bank or Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Agent, Issuing Bank and Lenders have provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Agents, Issuing Bank and Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

     SECTION 9.18   PRESS RELEASES.

The Company agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) Company is required to do so under Applicable Law (including, without limitation, under the reporting requirements of the Securities and Exchange Commission or other Governmental Authority). Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party's name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft at least five (5) Business Days in advance of any advertising material to the Company for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

                            [SIGNATURE PAGES FOLLOW]

                               [Credit Agreement]

                                          THE GREAT ATLANTIC & PACIFIC
                                          TEA COMPANY, INC., AS A BORROWER

                                          By: /s/ William Moss
                                          Name:   William Moss
                                          Title:  Vice President and Treasurer



                                          EACH OF THE BORROWERS LISTED
                                          ON ANNEX A HERETO

                                          By: /s/ William Moss
                                          Name:   William Moss
                                          Title:  Vice President



                                          EACH OF THE BORROWERS LISTED
                                          ON ANNEX B HERETO

                                          By: /s/ William Moss
                                          Name:   William Moss
                                          Title: Senior Vice President

                                          ANNEX A

                                          APW SUPERMARKETS, INC.
                                          COMPASS FOODS, INC.
                                          FOOD BASICS, INC.
                                          HOPELAWN PROPERTY I, INC.
                                          MCLEAN AVENUE PLAZA CORP.
                                          SHOPWELL, INC.
                                          SUPER FRESH FOOD MARKETS, INC.
                                          SUPER FRESH/SAV-A-CENTER, INC.
                                          SUPER MARKET SERVICE CORP.
                                          SUPER PLUS FOOD WAREHOUSE, INC.
                                          TRADEWELL FOODS OF CONN., INC.
                                          WALDBAUM, INC.

                                          ANNEX B

                                          PATHMARK STORES, INC.
                                          AAL REALTY CORP.
                                          MACDADE BOULEVARD STUART, LLC
                                          BERGEN STREET PATHMARK, INC.
                                          BRIDGE STUART INC.
                                          EAST BRUNSWICK STUART INC.
                                          LANCASTER PIKE STUART, LLC
                                          PLAINBRIDGE LLC
                                          UPPER DARBY STUART, LLC

                                          LO-LO DISCOUNT STORES, INC., as a
                                          Borrower

                                          By: /s/ Harry Austin
                                          Name:   Harry Austin
                                          Title:  Vice President

                                          BANK OF AMERICA, N.A., as
                                          Administrative Agent, as Collateral
                                          Agent, and as a Lender

                                          By: /s/ Stephen L. DeMenna
                                          Name:   Stephen L. DeMenna
                                          Title:  Managing Director

                                          THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as a Lender

                                          By: /s/ Matthew DeFranco
                                          Name:   Matthew DeFranco
                                          Title:  Vice President

                                          BURDALE FINANCIAL LIMITED, as a Lender


                                          By: /s/ David Grende
                                          Name:   David Grende
                                          Title:  Managing Director

                                          By: /s/ Phillip Webb
                                          Name:   Phillip Webb
                                          Title:  Vice President

                                          NATIONAL CITY BUSINESS CREDIT, INC.,
                                          as a Lender

                                          By: /s/ Joseph Kwasny
                                          Name:   Joseph Kwasny
                                          Title:  Managing Director

                                          TEXTRON FINANCIAL CORPORATION, as a
                                          Lender

                                          By: /s/ Pamela Petrick
                                          Name:   Pamela Petrick
                                          Title:  Senior Account Executive